EXHIBIT 4.2

JAMES RIVER ESCROW INC.

7.875% Senior Notes due 2019

INDENTURE

Dated as of March 29, 2011

U.S. BANK NATIONAL ASSOCIATION

Trustee

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Appendix A	─ Provisions Relating to Securities
Exhibit 1 to Appendix A ─ Form of Initial Security
Exhibit A	─ Form of Securities Assumption Supplemental Indenture
Exhibit B	─ Form of Additional Guarantor Supplemental Indenture

CROSS-REFERENCE TABLE

TIA Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(b)	7.08; 7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.06
	(b)	11.03
	(c)	11.03
313	(a)	7.06
	(b)(1)	7.06
	(b)(2)	7.06
	(c)	11.02
	(d)	7.06
314	(a)	4.02; 4.14;
		11.02
	(b)	N.A.
	(c)(1)	11.04
	(c)(2)	11.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	11.05
	(f)	N.A.
315	(a)	7.01
	(b)	7.05; 11.02
	(c)	7.01
	(d)	7.01
	(e)	6.11
316	(a) (last sentence)	11.06
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.05
318	(a)	11.01

N.A. Means Not Applicable.

Note:  This Cross-Reference Table shall not, for any purposes, be deemed to be part of this Indenture.

v

INDENTURE dated as of March 29, 2011, between JAMES RIVER ESCROW INC., a Delaware corporation (the “Issuer”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as Trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company’s 7.875% Senior Notes due 2019, to be issued, from time to time, in one or more series as in this Indenture provided (the “Initial Securities”) and, if and when issued pursuant to a Registered Exchange Offer or a Private Exchange for the Initial Securities, the Company’s 7.875% Senior Notes due 2019 (the “Exchange Securities” and, together with the Initial Securities, the “Securities”):

ARTICLE I

Definitions and Incorporation by Reference

SECTION 1.01. Definitions.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or Indebtedness of a Restricted Subsidiary assumed in connection with an Asset Acquisition by such Restricted Subsidiary; provided such Indebtedness was not Incurred in connection with or in contemplation of such Person becoming a Restricted Subsidiary or such Asset Acquisition.

“Adjusted Consolidated Net Income” means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

(1) the net income (or loss) of any Person that is not a Restricted Subsidiary, except that, subject to the exclusion contained in clause (4) below, the Company’s equity in the net income (or loss) of any such Person for such period shall be included in such Adjusted Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below);

(2) solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (c) of the first paragraph of Section 4.04, the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries;

(3) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

(4) any gains or losses (on an after-tax basis) attributable to sales of assets outside the ordinary course of business of the Company and its Restricted Subsidiaries;

(5) solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (c) of the first paragraph of Section 4.04, any amount paid or accrued as dividends on preferred stock of the Company owned by Persons other than the Company and any of its Restricted Subsidiaries;

(6) all extraordinary gains or, solely for purposes of calculating the Fixed Charge Coverage Ratio, extraordinary losses;

(7) the cumulative effect of a change in accounting principles; and

(8) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued).

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Asset Acquisition” means (1) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries or (2) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person.

“Asset Disposition” means the sale or other disposition by the Company or any of its Restricted Subsidiaries of (1) all or substantially all of the Capital Stock of any Restricted Subsidiary or (2) all or substantially all of the assets that constitute a division or line of business of the Company or any of its Restricted Subsidiaries.

“Asset Sale” means any sale, transfer or other disposition (including by way of merger or consolidation or Sale Leaseback Transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of:

(1) all or any of the Capital Stock of any Restricted Subsidiary,

(2) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries, or

(3) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary, and in each case, that is not governed by the provisions of Article V; provided that “Asset Sale” shall not include:

(a) sales or other dispositions of inventory, receivables and other current assets,

(b) sales, transfers or other dispositions of assets constituting a Permitted Investment or Restricted Payment permitted to be made under Section 4.04,

(c) sales, transfers or other dispositions of assets with a Fair Market Value not in excess of $5.0 million in any transaction or series of related transactions,

(d) any sale, transfer, assignment or other disposition of any property or equipment that has become damaged, worn out, obsolete or otherwise unsuitable for use in connection with the business of the Company or its Restricted Subsidiaries,

(e) sales or grants of licenses to use the Company’s or any Restricted Subsidiary’s patents, trade secrets, know-how and technology to the extent that such license does not prohibit the licensor from using the patent, trade secret, know-how or technology, or

(f) the Escrow Transactions.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended.  Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such Sale and Leaseback Transaction, determined in accordance with GAAP.

“Average Life” means, at any date of determination with respect to any debt security, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (2) the sum of all such principal payments.

“Board of Directors” means, with respect to any Person, the Board of Directors of such Person or any duly authorized committee of such Board of Directors.  Unless otherwise indicated, the “Board of Directors” refers to the Board of Directors of the Company.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each day that is not a Legal Holiday.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all common stock and preferred stock.

“Capitalized Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capitalized Lease Obligations” means the discounted present value of the rental obligations under a Capitalized Lease.

“Change of Control” means such time as:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, to any “person” (within the meaning of Section 13(d) of the Exchange Act);

(2) the adoption of a plan relating to the liquidation or dissolution of the Company;

(3) a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of the Voting Stock of the Company on a fully diluted basis;

(4) individuals who on the Closing Date constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by the Company’s stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office; or

(5) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction in which (a) the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for (or continues as) Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (b) immediately after such transaction, no “person” or “group” (as defined above), becomes the ultimate beneficial owner (as defined above) of 35% or more of the voting power of the Voting Stock of the surviving or transferee Person.

Notwithstanding any of the foregoing, neither the Securities Assumption nor the occurrence of any of the events referred to in clauses (1) through (5) above with respect to the Issuer in connection with the Securities Assumption, shall constitute a Change of Control.

“Closing Date” means the date on which Securities are originally issued under this Indenture.

“Closing Date Common Stock” means up to 7,647,500 shares of the common stock of Parent issued pursuant to a public offering on or around the Closing Date.

“Commodity Agreement” means any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement.

“Company” means the Issuer until a successor replaces it pursuant to the applicable provisions hereof (including in connection with the Securities Assumption) and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

“Consolidated EBITDA” means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income:

(1) Fixed Charges,

(2) income taxes,

(3) depreciation expense,

(4) amortization expense, and

(5) all other non-cash items (including non-cash asset impairment charges) reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP;

provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries.

Notwithstanding the foregoing, Fixed Charges, income taxes, depreciation expense, amortization expense and non-cash items of a Restricted Subsidiary shall be added to Adjusted Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion) that the net income of that Restricted Subsidiary was included in calculating Adjusted Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by that Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its shareholders.

“Consolidated Interest Expense” means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by the Company or any of its Restricted Subsidiaries); imputed interest with respect to Attributable Debt; and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, in each case, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period; excluding, however, (1) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof) and (2) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Securities, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

“Credit Facilities” means, with respect to the Company and its Restricted Subsidiaries, one or more debt facilities (including the Existing Revolving Credit Facility and the New Senior Secured Credit Facilities), commercial paper facilities, or indentures providing for revolving credit loans, term loans, notes or other financings or letters of credit, or other credit facilities, in each case, as amended, modified, renewed, refunded, replaced or refinanced from time to time.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is (1) required to be redeemed prior to the date that is 91 days after the Stated Maturity of the Securities, (2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the date that is 91 days after the Stated Maturity of the Securities or (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the date that is 91 days after the Stated Maturity of the Securities; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the date that is 91 days after the Stated Maturity of the Securities shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 4.07 and Section 4.13 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company’s repurchase of such Securities as are required to be repurchased pursuant to Section 4.07 and Section 4.13.

“Domestic Subsidiary” means any Subsidiary of the Company that is not Foreign Subsidiary.

“Escrow Account” means a segregated account, under the sole control of the Trustee, that includes only cash and Temporary Cash Investments, the proceeds thereof and interest earned thereon, free from all Liens (except for the Liens of the Trustee, on behalf of the Holders).

“Escrow Agent” means U.S. Bank National Association, in its capacity as escrow agent under the Escrow Agreement.

“Escrow Agreement” means the Escrow Agreement entered into on the Closing Date by and among the Issuer, the Escrow Agent and the Trustee.

“Escrow Redemption Date” means June 1, 2011 or such earlier date on which Parent determines in its sole discretion that any of the escrow conditions cannot be satisfied.

“Escrow Redemption Price” means an amount of cash equal to 100% of the initial offering price of the Securities (after giving effect to any original issue discount), plus accrued and unpaid interest to, but excluding, the Escrow Redemption Date.

“Escrow Transactions” means the Securities Assumption, the addition of Subsidiary Guarantees under the Indenture in connection with the Securities Assumption, and each other transaction contemplated by the Escrow Agreement.

“Exchange Act” means the Exchange Act of 1934, as amended.

“Existing Revolving Credit Facility” means the revolving credit facility in the aggregate principal amount of up to $65.0 million made available to Parent pursuant to that certain Amended and Restated Revolving Credit Agreement dated as of January 28, 2010, among Parent, certain of its Subsidiaries, the lenders party thereto and General Electric Capital Corporation, as administrative agent and collateral agent, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

“Fixed Charge Coverage Ratio” means, for any Person on any Transaction Date, the ratio of (1) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the SEC or provided to the Trustee (the “Four Quarter Period”) to (2) the aggregate Fixed Charges during such Four Quarter Period.  In making the foregoing calculation:

(A) pro forma effect shall be given to any Indebtedness Incurred or repaid during the period (the “Reference Period”) commencing on the first day of the Four Quarter Period and ending on the Transaction Date, in each case, as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period;

(B) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;

(C) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

(D) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided that to the extent that clause (C) or (D) of this paragraph requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) Consolidated Interest Expense plus

(2) the product of (x) the amount of all dividend payments on any series of preferred stock of such Person or any of its Restricted Subsidiaries (other than dividends payable solely in Capital Stock of such Person or such Restricted Subsidiary (other than Disqualified Stock) or to such Person or a Restricted Subsidiary of such Person) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal, as determined on a consolidated basis in accordance with GAAP.

“Foreign Subsidiary” means any Subsidiary of the Company that is an entity which is a controlled foreign corporation under Section 957 of the Internal Revenue Code.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Closing Date as determined by the Public Company Accounting Oversight Board.  All ratios and computations contained or referred to in this Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of this Indenture shall be made without giving effect to (1) the amortization of any expenses incurred in connection with the offering of the Securities and (2) except as otherwise provided, any non-cash impairment charges required or permitted by Statement Nos. 141 and 142 of the Financial Accounting Standards Board or any successor standards.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the normal course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the normal course of business.  The term “Guarantee” used as a verb has a corresponding meaning.

“Holder” or “Securityholder” means the Person in whose name a Security is registered on the Security register described in Section 2.04.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness (to the extent provided for when the Indebtedness on which such interest is paid was originally issued) shall be considered an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1) all indebtedness of such Person for borrowed money;

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6) or (7) below) entered into in the normal course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement);

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

(5) all Capitalized Lease Obligations and Attributable Debt;

(6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness;

(7) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person;

(8) to the extent not otherwise included in this definition, obligations under Commodity Agreements, Currency Agreements and Interest Rate Agreements (other than Commodity Agreements, Currency Agreements and Interest Rate Agreements designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in commodity prices, foreign currency exchange rates or interest rates and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in commodity prices, foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder); and

(9) all Disqualified Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that:

(A) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP;

(B) money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be “Indebtedness” so long as such money is held to secure the payment of such interest; and

(C) Indebtedness shall not include:

(x)           any liability for federal, state, local or other taxes,

(y)           performance, surety or appeal bonds provided in the normal course of business, or

(z)           agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case, Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Initial Subsidiary Guarantor” means each Restricted Subsidiary of Parent (other than a Foreign Subsidiary) on the Securities Assumption Date, including IRP and its Subsidiaries upon consummation of the IRP Acquisition.

“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement, but excluding advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (2) the retention of the Capital Stock (or any other Investment) by the Company or any of its Restricted Subsidiaries of (or in) any Person that has ceased to be a Restricted Subsidiary, including without limitation, by reason of any transaction permitted by clause (c) or (d) of Section 4.06.  For purposes of the definition of “Unrestricted Subsidiary” and Section 4.04, (a) the amount of or a reduction in an Investment shall be equal to the Fair Market Value thereof at the time such Investment is made or reduced and (b) in the event the Company or a Restricted Subsidiary makes an Investment by transferring assets to any Person and as part of such transaction receives Net Cash Proceeds, the amount of such Investment shall be the Fair Market Value of the assets less the amount of Net Cash Proceeds so received, provided the Net Cash Proceeds are applied in accordance with Section 4.07.

“IRP” means International Resource Partners LP.

“IRP Acquisition” means the acquisition of IRP and its Subsidiaries by Parent pursuant to the Purchase Agreement dated March 6, 2011 by and among International Resource Partners GP LLC, Lightfoot Capital Partners, LP, Kayne Energy Development Company, Tortoise Capital Resources Corp., International Industries, Inc., the Parent and International Resource Partners GP LLP as Agent.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means:

(a)           with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of

(1)           brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale;

(2)           provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole;

(3)           payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (x) is secured by a Lien on the property or assets sold or (y) is required to be paid as a result of such sale; and

(4)           appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP; and

(b)           with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney’s fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“New Convertible Senior Notes” means the $230.0 million aggregate principal amount of Parent’s convertible senior notes due 2018 issued on or around the Closing Date.

“New Senior Secured Credit Facilities” means one or more revolving and/or term loan credit facilities to be provided under a credit agreement to be entered into in connection with the consummation of the IRP Acquisition by and among Parent, certain of its Subsidiaries, the lenders referred to therein and the financial institution referred to therein as administrative agent and collateral agent, providing for up to $175.0 million in aggregate revolving credit and/or term loan borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Offer to Purchase” means an offer to purchase Securities by the Company from the Holders commenced by mailing a notice to the Trustee and each Holder stating:

(1)           the provision of this Indenture pursuant to which the offer is being made and that all Securities validly tendered will be accepted for payment on a pro rata basis;

(2)           the purchase price and the date of purchase, which shall be a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Payment Date”);

(3)           that any Security not tendered will continue to accrue interest pursuant to its terms;

(4)           that, unless the Company defaults in the payment of the purchase price, any Security accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

(5)           that Holders electing to have a Security purchased pursuant to the Offer to Purchase will be required to surrender the Security, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the business day immediately preceding the Payment Date;

(6)           that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third business day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Securities delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and

(7)           that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Security issued shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

On the Payment Date, the Company shall (a) accept for payment on a pro rata basis Securities or portions thereof tendered pursuant to an Offer to Purchase; (b) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted; and (c) deliver, or cause to be delivered, to the Trustee all Securities or portions thereof so accepted together with an Officers’ Certificate specifying the Securities or portions thereof accepted for payment by the Company.  The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Security equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.  The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date.  The Trustee shall act as the Paying Agent for an Offer to Purchase.  The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Securities pursuant to an Offer to Purchase.  To the extent that the provisions of any securities laws or regulations conflict with this definition or Sections 4.07 or 4.13, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this definition or such Sections 4.07 or 4.13 by virtue of such conflict.

“Officer” means the Chief Executive Officer, the President, the Chief Accounting Officer, the Treasurer or the Assistant Treasurer of the Company.

“Officers’ Certificate” means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee.  The counsel may be an employee of or counsel to the Company or the Trustee.

“Parent” means James River Coal Company, a Virginia corporation and the ultimate parent company of the Issuer.

“Permitted Business” means the business of the Parent and its Subsidiaries engaged in on the Closing Date and any other activities that are related, ancillary or complementary to such business including, without limitation, the operation of coal mines, coal processing, other natural resource removal businesses, or other businesses related to the energy and electricity generation businesses.

“Permitted Investment” means:

(1)           an Investment in the Company or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into, or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary (including, for the avoidance of doubt, the IRP Acquisition);

(2)           Temporary Cash Investments;

(3)           payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

(4)           stock, obligations or securities received in satisfaction of judgments;

(5)           Commodity Agreements, Interest Rate Agreements and Currency Agreements designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in commodity prices, interest rates or foreign currency exchange rates;

(6)           loans and advances to employees and officers of the Company and its Restricted Subsidiaries made in the ordinary course of business for bona fide business purposes and in accordance with applicable law not to exceed $1.0 million in the aggregate at any one time outstanding;

(7)           Investments in securities of trade creditors or customers received

(a)           pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers, or

(b)           in settlement of delinquent obligations of, and other disputes with, customers, suppliers and others, in each case arising in the ordinary course of business or otherwise in satisfaction of a judgment;

(8)           Investments made by the Company or its Restricted Subsidiaries consisting of consideration received in connection with an Asset Sale made in compliance with Section 4.07;

(9)           Investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time such Person merges or consolidates with the Company or any of its Restricted Subsidiaries, in either case, in compliance with this Indenture; provided that such Investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation;

(10)           repurchases of the Securities; and

(11)           additional Investments in an aggregate amount which, together with the aggregate principal amount of all other Investments made pursuant to this clause (11) that are then outstanding, does not exceed 5% of Total Tangible Assets.

“Permitted Liens” means:

(1)           Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(2)           statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(3)           Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

(4)           Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers’ acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

(5)           easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries;

(6)           leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole;

(7)           Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets;

(8)           any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;

(9)           Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(10)           Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired;

(11)           Liens in favor of the Company or any Restricted Subsidiary;

(12)           Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary that does not give rise to an Event of Default;

(13)           Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

(14)           Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(15)           Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements, Currency Agreements or Commodity Agreements designed solely to protect the Company or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

(16)           Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the Closing Date;

(17) Liens on shares of Capital Stock of any Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary;

(18) Liens on or sales of receivables;

(19) Liens (including Liens encumbering the Escrow Account and funds on deposit in or credited to the Escrow Account) created for the benefit of, or to secure, the Securities or the Subsidiary Guarantees; and

(20) Liens securing Indebtedness of the Company or a Restricted Subsidiary in an aggregate principal amount which, together with the aggregate principal amount of all other Indebtedness secured by Liens incurred pursuant to this clause (20), does not exceed the greater of (a) $10.0 million and (b) 2.5% of Total Tangible Assets.

“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

“principal” of any Indebtedness (including the Securities) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

“pro forma” means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors after consultation with the independent public accounting firm of the Company, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent public accounting firm of the Company, as the case may be.

“Public Equity Offering” means an underwritten primary public offering of common stock of the Company, other than the Closing Date Common Stock, pursuant to an effective registration statement under the Securities Act.

“Registration Rights Agreement” means the Registration Rights Agreement entered into by the Company on the Closing Date for the benefit of the Holders of the Securities.

“Replacement Assets” means, on any date, property or assets (other than current assets) of a nature or type or that are used in a Permitted Business (or an Investment in a Permitted Business).

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, and its successors.

“Sale and Leaseback Transaction” means a transaction whereby a Person sells or otherwise transfers assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or otherwise transferred.

“SEC” means the United States Securities and Exchange Commission or any successor agency.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Assumption” means the consummation of the transactions whereby Parent will assume all of the obligations of the Issuer under the Securities and the Indenture and the Initial Subsidiary Guarantors will guarantee the Securities and the Indenture pursuant to a supplemental indenture and other agreements.

“Securities Assumption Date” means the date on which all of the conditions to the Securities Assumption under the Escrow Agreement have been satisfied.

“Significant Subsidiary” means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (1) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (2) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

“Stated Maturity” means, (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

“Subsidiary Guarantee” means any Guarantee of the obligations of the Company under this Indenture and the Securities by any Subsidiary Guarantor.

“Subsidiary Guarantor” means any Initial Subsidiary Guarantor and any other Restricted Subsidiary of the Company which provides a Subsidiary Guarantee of the Company’s obligations under this Indenture and the Securities pursuant to Section 4.10 or otherwise.

“Temporary Cash Investment” means any of the following:

(1)           direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, in each case, maturing within one year unless such obligations are deposited by the Company (x) to defease any Indebtedness or (y) in a collateral or escrow account or similar arrangement to prefund the payment of interest on any indebtedness;

(2)           time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $100.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money market fund sponsored by a registered broker dealer or mutual fund distributor;

(3)           repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank or trust company meeting the qualifications described in clause (2) above;

(4)           commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P;

(5)           securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or Moody’s; and

(6)           any mutual fund that has at least 95% of its assets continuously invested in investments of the types described in clauses (1) through (5) above.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that, in the event the TIA is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendments, the Trust Indenture Act of 1939 as so amended.

“Total Tangible Assets” means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries as the total assets (less accumulated depreciation, depletion and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Company and its Restricted Subsidiaries, after giving effect to purchase accounting and after deducting therefrom, to the extent otherwise included, the amounts of (without duplication):

(1)           the excess of cost over Fair Market Value of assets or businesses acquired;

(2)           any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Company immediately preceding such date of determination as a result of a change in the method of valuation in accordance with GAAP;

(3)           unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

(4)           minority interests in consolidated Subsidiaries held by Persons other than the Company or any Restricted Subsidiary;

(5)           treasury stock;

(6)           cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock; and

(7)           Investments in and assets of Unrestricted Subsidiaries.

“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transaction Date” means, with respect to the Incurrence of any Indebtedness, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Trust Officer” means any officer within the Corporate Trust Administration department of the Trustee (or any successor group of the trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (2) any Subsidiary of an Unrestricted Subsidiary.  The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that (A) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04 and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under Section 4.03 and Section 4.04.  The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the Indenture.  Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the Company thereof at any time prior to the Stated Maturity of the Securities, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02. Other Definitions.

Term	Defined in Section
“Additional Securities”	2.01
“Affiliate Transaction”	4.09
“Bankruptcy Law”	6.01
“Change of Control Offer”	4.13
“Claiming Guarantor”	10.02
“covenant defeasance option”	8.01
“Event of Default”	6.01
“Exchange Securities”	Recitals
“Global Security”	Appendix A
“Guaranteed Indebtedness”	4.10
“Initial Securities”	Recitals
“legal defeasance option”	8.01
“Legal Holiday”	13.08
“Obligations”	10.01
“Offer Amount”	4.07
“Offer Period”	4.07
“OID”	2.01
“Original Securities”	2.01
“Pari Passu Indebtedness”	4.07
“Paying Agent”	2.04
“Registrar”	2.04
“Restricted Payments”	4.04
“Securities”	Recitals
“Security Register”	2.04
“Surviving Person”	5.01

SECTION 1.03. Incorporation by Reference of Trust Indenture Act.  This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture.  The following TIA terms have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities and the Subsidiary Guarantees.

“indenture security holder” means a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company, each Subsidiary Guarantor and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.04. Rules of Construction.  Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means including without limitation;

(5) words in the singular include the plural and words in the plural include the singular;

(6) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

(7) the principal amount of any Preferred Stock shall be the greater of (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock.

ARTICLE II

The Securities

SECTION 2.01. Amount of Securities; Issuable in Series.  The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.  All Securities shall be identical in all respects other than issue prices and issuance dates.  The Securities may be issued in one or more series; provided, however, that any Securities issued with original issue discount (“OID”) for Federal income tax purposes shall not be issued as part of the same series as any Securities that are issued with a different amount of OID or are not issued with OID.  All Securities of any one series shall be substantially identical except as to denomination.

Subject to Section 2.03, the Trustee shall authenticate Securities for original issue on the Closing Date in the aggregate principal amount of $275.0 million (the “Original Securities”).  With respect to any Securities issued after the Closing Date (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, Original Securities pursuant to Section 2.07, 2.09 or 3.06 or Appendix A) (the “Additional Securities”), there shall be established in or pursuant to a resolution of the Board of Directors, as evidenced by a Board Resolution, and subject to Section 2.03, set forth, or determined in the manner provided in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of such Securities:

(1) whether such Securities shall be issued as part of a new or existing series of Securities and the title of such Securities (which shall distinguish the Securities of the series from Securities of any other series);

(2) the aggregate principal amount of such Securities that may be authenticated and delivered under this Indenture;

(3) the issue price and issuance date of such Securities, including the date from which interest on such Securities shall accrue; and

(4) if applicable, that such Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositories for such Global Securities, the form of any legend or legends that shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 2.02 of Appendix A and any circumstances in addition to or in lieu of those set forth in Section 2.05(b) of Appendix A in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the depository for such Global Security or a nominee thereof.

If any of the terms of any series are established by action taken pursuant to a resolution of the Board of Directors, a Board Resolution shall be delivered to the Trustee at or prior to the delivery of the Officers’ Certificate or the indenture supplemental hereto setting forth the terms of the series.

SECTION 2.02. Form and Dating.  Provisions relating to the Securities are set forth in Appendix A, which is hereby incorporated in and expressly made part of this Indenture.  The Initial Securities and the Exchange Securities of each series and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to Appendix A which is hereby incorporated in and expressly made a part of this Indenture.  The Securities of each series may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Company.  Each Security shall be dated the date of its authentication.  The terms of the Securities of each series set forth in Exhibit 1 to Appendix A are part of the terms of this Indenture.

SECTION 2.03. Execution and Authentication.  Two Officers shall sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a written order of the Company in the form of an Officers’ Certificate for the authentication and delivery of such Securities, and the Trustee in accordance with such written order of the Company shall authenticate and deliver such Securities.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security.  The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.  The Trustee shall have the right to decline to authenticate any Securities if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability.

SECTION 2.04. Registrar and Paying Agent.  The Company shall maintain an office or agency in the continental United States where Securities may be presented or surrendered for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented or surrendered for payment (the “Paying Agent”).  The Registrar shall keep a register of the Securities and of their transfer and exchange (the “Security Register”).  The Company may have one or more co-registrars and one or more additional paying agents.  The term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA.  The agreement shall implement the provisions of this Indenture that relate to such agent.  The Company shall notify the Trustee of the name and address of any such agent.  If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07.  The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

SECTION 2.05. Paying Agent To Hold Money in Trust.  One Business Day prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due.  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment.  If the Company or a Wholly Owned Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent.  Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06. Securityholder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders.  If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.07. Replacement Securities.  If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that such Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee.  If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced.  The Company and the Trustee may charge the Holder for their expenses, including without limitation reasonable fees and expenses of counsel, in replacing a Security.

Every replacement Security is an additional obligation of the Company.

SECTION 2.08. Outstanding Securities.  Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding.  A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.  A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Temporary Securities.  Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities.  Temporary Securities shall be substantially in the form of and shall have the same rights, benefits, and privileges as definitive Securities but may have variations that the Company considers appropriate for temporary Securities.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

SECTION 2.10. Cancelation.  The Company at any time may deliver Securities to the Trustee for cancelation.  The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancelation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company.  The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancelation.

SECTION 2.11. Defaulted Interest.  If the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner.  The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date.  The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.12. CUSIP Numbers.  The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, however, that neither the Company nor the Trustee shall have any responsibility for any defect in the “CUSIP” number that appears on any Security, check, advice of payment or redemption notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE III

Redemption

SECTION 3.01. Notices to Trustee.  If the Company elects to redeem Securities pursuant to paragraph 5(a) of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and that such redemption is being made pursuant to paragraph 5(a) of the Securities.

The Company shall give each notice to the Trustee provided for in this Section at least 45 days but not more than 60 days before the redemption date unless the Trustee consents in writing to a shorter period.  Such notice shall be accompanied by an Officers’ Certificate, an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein, and such documentation and records as shall enable the Trustee to select the Securities to be redeemed.

SECTION 3.02. Selection of Securities To Be Redeemed.  If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances.  The Trustee shall make the selection from outstanding Securities not previously called for redemption.  The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $2,000.  Securities and portions of them the Trustee selects shall be in amounts of $2,000 or a whole multiple of $1,000.  Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.  The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

SECTION 3.03. Notice of Redemption.  At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

The notice shall identify the Securities to be redeemed and shall state:

(1) the redemption date;

(2) the redemption price and the amount of accrued interest, if any, to be paid;

(3) the name and address of the Paying Agent;

(4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued interest, if any;

(5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

(6) that upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate a new Security equal in principal amount to the unredeemed portion of the Security surrendered;

(7) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(8) that paragraph 5 of the Security will control the redemption;

(9) the CUSIP number, if any, printed on the Securities being redeemed; and

(10) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense.  In such event, the Company shall provide the Trustee with the information required by this Section at least 45 days before the redemption date.

SECTION 3.04. Effect of Notice of Redemption.  Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price plus accrued interest, if any stated in the notice.  Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date that is on or prior to the date of redemption).  Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05. Deposit of Redemption Price.  Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date that is on or prior to the date of redemption) on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Company to the Trustee for cancelation.

SECTION 3.06. Securities Redeemed in Part.  Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.07. Special Mandatory Redemption.  (a)  Terms used in this Section 3.07 and not otherwise defined in this Indenture have the meanings set forth in the Escrow Agreement.

(b) In accordance with the terms and conditions of the Escrow Agreement, (i) if the conditions to the release of the Escrow Funds are not satisfied on or prior to June 1, 2011, the Company shall redeem all and not less than all of the Securities at the Escrow Redemption Price on June 1, 2011, with notice of such redemption to be provided on such date; and (ii) the Company may, on or prior to June 1, 2011, if the Company determines in its sole discretion that any of the conditions to the Securities Assumption under the Escrow Agreement cannot be satisfied on or prior to June 1, 2011, redeem all and not less than all of Securities at the Escrow Redemption Price no later than June 1, 2011.  In each case, the redemption hereunder shall be made pursuant to the Escrow Agreement.

(c) Upon receipt of a written notice from the Trustee pursuant to Section 4(b) of the Escrow Agreement, the Company shall deliver a notice of redemption to each Holder pursuant to the terms set forth in the Escrow Agreement.

(d) For Global Securities which are held by the Depository on behalf of entitled accountholders, notice may be given to the Depository for communication to entitled accountholders in substitution for the aforesaid mailing.

(e) The notice shall identify the Securities to be redeemed and corresponding CUSIP, ISIN or Common Code numbers, as applicable, and shall state:

(i) the applicable clause in the Escrow Agreement pursuant to which the Company is permitted or required to release the Escrow Funds to the Paying Agent; and

(ii) the redemption date and the Escrow Redemption Price; and

(iii) that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or Common Code number, if any, listed in such notice or printed on the Securities.

(f) Failure to redeem the Securities when required pursuant to this Section will constitute an Event of Default with respect to the Securities.

ARTICLE IV

Covenants

SECTION 4.01. Payment of Securities.  The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture.  Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the rate borne by the Securities to the extent lawful.

SECTION 4.02. SEC Reports and Reports to Holders.  (a)  Whether or not the Company is then required to file reports with the SEC under the Exchange Act, the Company will file with the SEC (unless the SEC will not accept or does not permit such a filing, in which case the Company will supply to the Trustee for forwarding to each Holder, without cost to any Holder), within the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual financial information with respect to the Company and its Subsidiaries that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms under the Exchange Act, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports under the Exchange Act.

(b) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, or in “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

(c) The Company agrees that, for so long as any Securities remain outstanding, if at any time it is not required to file with the SEC the reports and other information required by the preceding paragraphs, it will furnish to Holders of Securities and prospective investors in the Securities, upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d) For so long as the Company files the foregoing reports and other information with the SEC, the Company will be deemed to have furnished such reports and other information to the Trustee if the Company has filed such reports and other information with the SEC via the EDGAR filing system or any successor electronic filing system and such reports are publicly available.

SECTION 4.03. Limitation on Indebtedness and Issuance of Preferred Stock.  (a)  The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Securities (but excluding any Additional Securities), the Subsidiary Guarantees and other Indebtedness existing on the Closing Date) and the Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock; provided, however, that the Company or any Subsidiary Guarantor may Incur Indebtedness (including, without limitation, Acquired Indebtedness and Additional Securities) and any Restricted Subsidiary may incur Indebtedness (including, without limitation, Acquired Indebtedness and Additional Securities) or issue Preferred Stock if, after giving effect to the Incurrence of such Indebtedness or issuance of Preferred Stock and the receipt and application of the proceeds therefrom, the Fixed Charge Coverage Ratio would be greater than 2.0:1.0.

Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:

(1) the Incurrence by the Company and any Subsidiary Guarantor of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company thereunder) (together with refinancings thereof) not to exceed the greater of (A) $175.0 million less any amount of such Indebtedness permanently repaid as provided under Section 4.07 and (B) the product of (x) 2.0 and (y) Consolidated EBITDA for the then most recent four fiscal quarters prior to the Transaction Date for which reports have been filed with the SEC or provided to the Trustee (calculated in the same manner as for purposes of the definition of Fixed Charge Coverage Ratio);

(2) Indebtedness owed (A) to the Company or any Subsidiary Guarantor evidenced by an unsubordinated promissory note or (B) to any other Restricted Subsidiary; provided that (x) any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (2) and (y) if the Company or any Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated in right of payment to the Securities, in the case of the Company, or the Subsidiary Guarantee, in the case of a Subsidiary Guarantor;

(3) Indebtedness under the New Convertible Senior Notes, including any Guarantees by Subsidiaries of the New Convertible Senior Notes;

(4) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness outstanding under clauses (1), (2), (6), (7) and (8) and any refinancings thereof) in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that (a) Indebtedness the proceeds of which are used to refinance or refund the Securities or Indebtedness that is pari passu with, or subordinated in right of payment to, the Securities or the Subsidiary Guarantees shall only be permitted under this clause (4) if (x) in case the Securities are refinanced in part or the Indebtedness to be refinanced is pari passu with the Securities or the Subsidiary Guarantees, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Securities or the Subsidiary Guarantees, or (y) in case the Indebtedness to be refinanced is subordinated in right of payment to the Securities or the Subsidiary Guarantees, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Securities or the Subsidiary Guarantees at least to the extent that the Indebtedness to be refinanced is subordinated to the Securities or the Subsidiary Guarantees, (b) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded and (c) such new Indebtedness is Incurred by the Company or a Subsidiary Guarantor or by the Restricted Subsidiary that is the obligor on the Indebtedness to be refinanced or refunded;

(5) Indebtedness of the Company, to the extent the net proceeds thereof are promptly (A) used to purchase Securities tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the Securities as described in Article VIII;

(6) Guarantees of the Securities and Guarantees of Indebtedness of the Company or any Restricted Subsidiary of the Company by any other Restricted Subsidiary of the Company; provided the Guarantee of such Indebtedness is permitted by and made in accordance with Section 4.06;

(7) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business provided, however, that such Indebtedness is extinguished within two business days of Incurrence;

(8) obligations under (a) Interest Rate Agreements directly related to Indebtedness permitted to be Incurred by the Company or a Restricted Subsidiary pursuant to this Indenture and (b) Commodity Agreements and Currency Agreements entered into by the Company or a Restricted Subsidiary in the ordinary course of the financial management of the Company or such Restricted Subsidiary and not for speculative purposes;

(9) Acquired Indebtedness; provided, however, that on the date of such acquisition and after giving effect thereto, the Company would have been able to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of this Section 4.03(a);

(10) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance or self-insurance obligations, reclamation, statutory obligations, bankers’ acceptances, performance, surety or similar bonds and letters of credit or completion or performance guarantees (including without limitation, performance guarantees pursuant to coal supply agreements or equipment leases), or other similar obligations in the ordinary course of business; and

(11) additional Indebtedness of the Company (in addition to Indebtedness permitted under clauses (1) through (10) above) in an aggregate principal amount outstanding at any time (together with refinancings thereof) not to exceed $20.0 million, less any amount of such Indebtedness permanently repaid as provided under Section 4.07.

(b) Notwithstanding any other provision of this Section, the maximum amount of Indebtedness that may be Incurred pursuant to this Section will not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

(c) For purposes of determining any particular amount of Indebtedness under this Section, (x) Indebtedness outstanding under the Credit Facilities on the Closing Date shall be treated as Incurred pursuant to clause (1) of the second paragraph of Section 4.03(a), (y) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (z) any Liens granted pursuant to the equal and ratable provisions referred to in Section 4.05 shall not be treated as Indebtedness.  For purposes of determining compliance with this Section, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above other than Indebtedness referred to in clause (x) of the preceding sentence, including under the first paragraph of Section 4.03(a), the Company, in its sole discretion, may classify, and from time to time may reclassify, such item of Indebtedness.

(d) The obligors will not Incur any Indebtedness if such Indebtedness is subordinate in right of payment to any other Indebtedness unless such Indebtedness is also subordinate in right of payment to the Securities (in the case of the Company) or the Subsidiary Guarantees (in the case of any Subsidiary Guarantor), in each case, to the same extent.

SECTION 4.04. Limitation on Restricted Payments.  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (1) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (x) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (y) pro rata dividends or distributions on common stock of Restricted Subsidiaries (other than Subsidiary Guarantors) held by minority stockholders) held by Persons other than the Company or any of its Restricted Subsidiaries, (2) purchase, call for redemption or redeem, retire or otherwise acquire for value any shares of Capital Stock (including options, warrants or other rights to acquire such shares of Capital Stock) of (A) the Company or any Subsidiary Guarantor held by any Person or (B) a Restricted Subsidiary other than a Subsidiary Guarantor held by any Affiliate of the Company (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Capital Stock of the Company, (3) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Securities or any Indebtedness of a Subsidiary Guarantor that is subordinated in right of payment to a Subsidiary Guarantee or (4) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (1) through (4) above being collectively “Restricted Payments”) if, at the time of, and after giving effect to, the proposed Restricted Payment:

(a) a Default or Event of Default shall have occurred and be continuing,

(b) the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of Section 4.03(a), or

(c) the aggregate amount of all Restricted Payments made after the Closing Date would exceed the sum of:

(i) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the SEC or provided to the Trustee, plus

(ii) the aggregate Net Cash Proceeds received by the Company after the Closing Date as a capital contribution or from the issuance and sale of its Capital Stock (other than Disqualified Stock or the Closing Date Common Stock) to a Person who is not a Subsidiary of the Company, including an issuance or sale permitted by Section 4.03 of Indebtedness of the Company (other than the New Convertible Senior Notes) for cash subsequent to the Closing Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Company, or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Securities) plus

(iii) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person after the Closing Date resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case, to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), from the release of any Guarantee or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investments”), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

The foregoing provision shall not be violated by reason of:

(1) the payment of any dividend or redemption of any Capital Stock within 60 days after the related date of declaration or call for redemption if, at said date of declaration or call for redemption, such payment or redemption would comply with the preceding paragraph;

(2) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Securities or any Subsidiary Guarantee, including premium, if any, and accrued interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (4) of the second paragraph of Section 4.03(a);

(3) the repurchase, redemption or other acquisition of Capital Stock of the Company or a Subsidiary Guarantor (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock); provided that such options, warrants or other rights are not redeemable at the option of the holder, or required to be redeemed, prior to the Stated Maturity of the Securities;

(4) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness which is subordinated in right of payment to the Securities or any Subsidiary Guarantee in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock); provided that such options, warrants or other rights are not redeemable at the option of the holder, or required to be redeemed, prior to the Stated Maturity of the Securities;

(5) payments or distributions to dissenting stockholders required by applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets of the Company that complies with Article V of this Indenture;

(6) Investments acquired as a capital contribution to, or in exchange for, or out of the proceeds of a substantially concurrent offering of, Capital Stock (other than Disqualified Stock) of the Company;

(7) the repurchase of Capital Stock deemed to occur upon the exercise of options or warrants if such Capital Stock represents all or a portion of the exercise price thereof;

(8) the purchase, redemption, acquisition, cancellation or other retirement for a nominal value per right of any rights granted to all the holders of common stock of the Company pursuant to any shareholders’ rights plan adopted for the purpose of protecting shareholders from unfair takeover tactics; provided that any such purchase, redemption, acquisition, cancellation or other retirement of such rights shall not be for the purpose of evading the limitations of this covenant; or

(9) Restricted Payments in an aggregate amount which, when taken together with all Restricted Payments made pursuant to this clause (9), do not exceed $20.0 million;

provided that, except in the case of clauses (1) and (3), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

Each Restricted Payment described in the preceding paragraph (other than the Restricted Payments referred to in clause (2) or (7) thereof or an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (3) or (4) thereof or an Investment acquired as a capital contribution or in exchange for Capital Stock referred to in clause (6) thereof) and made since the Closing Date shall be included in calculating whether the conditions of clause (c) of the first paragraph of this Section have been met with respect to any subsequent Restricted Payments, and the Net Cash Proceeds from any issuance of Capital Stock referred to in clause (3), (4) or (6) shall not be included in such calculation.  In the event the proceeds of an issuance of Capital Stock of the Company are used for the redemption, repurchase or other acquisition of the Securities, or Indebtedness that is pari passu with the Securities or any Subsidiary Guarantee, then the Net Cash Proceeds of such issuance shall be included in clause (c) of the first paragraph of this Section 4.04 only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

For purposes of determining compliance with this Section, (x) the amount, if other than in cash, of any Restricted Payment shall be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution and (y) in the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in the above clauses, including the first paragraph of this Section, the Company, in its sole discretion, may order and classify, and from time to time may reclassify, such Restricted Payment if it would have been permitted at the time such Restricted Payment was made and at the time of such reclassification.

SECTION 4.05. Limitation on Liens.  The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character (including any shares of Capital Stock or Indebtedness of any Restricted Subsidiary), without making effective provision for all of the Securities and all other amounts due under this Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Securities, prior to) the obligation or liability secured by such Lien.

The foregoing limitation does not apply to:

(a) Liens existing on the Closing Date;

(b) Liens granted on or after the Closing Date on any assets or Capital Stock of the Company or its Restricted Subsidiaries created in favor of the Holders;

(c) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary to secure Indebtedness owing to the Company or such other Wholly Owned Restricted Subsidiary;

(d) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause (4) of the second paragraph of Section 4.03(a); provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced;

(e) Liens to secure Indebtedness in respect of the Credit Facilities under clause (1) of the second paragraph of Section 4.03(a);

(f) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Closing Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with Section 4.03, to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;

(g) Liens on cash set aside at the time of the Incurrence of any Indebtedness, or government securities purchased with such cash, in either case, to the extent that such cash or government securities pre-fund the payment of interest on such Indebtedness and are held in a collateral or escrow account or similar arrangement to be applied for such purpose;

(h) Liens on cash collateral pledged by the Company to secure obligations of IRP and certain of its Subsidiaries in respect of issued and outstanding letters of credit in the aggregate face amount of up to $18.5 million, together with related and reasonable fees and expenses; or

(i) Permitted Liens.

SECTION 4.06. Limitation on Issuance or Sale of Capital Stock of Restricted Subsidiaries.  The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:

(a) to the Company or a Wholly Owned Restricted Subsidiary;

(b) issuances of director’s qualifying shares or sales to foreign nationals of shares of Capital Stock of Restricted Subsidiaries that are Foreign Subsidiaries, to the extent required by applicable law;

(c) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 4.04 if made on the date of such issuance or sale, provided that such Investment shall be deemed for purposes of such covenant to have been made under such covenant on the date of such issuance or sale; or

(d) sales of common stock (including options, warrants or other rights to purchase shares of such common stock) of a Restricted Subsidiary, provided that the Company or such Restricted Subsidiary applies the Net Cash Proceeds of any such sale in accordance with Section 4.07.

SECTION 4.07. Limitation on Asset Sales.  The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (1) the consideration received by the Company or such Restricted Subsidiary is at least equal to the Fair Market Value of the assets sold or disposed of and (2) at least 75% of the consideration received consists of (a) cash or Temporary Cash Investments, (b) the assumption of unsubordinated Indebtedness of the Company or any Subsidiary Guarantor or Indebtedness of any other Restricted Subsidiary (in each case, other than Indebtedness owed to the Company or any Affiliate of the Company), provided that the Company, such Subsidiary Guarantor or such other Restricted Subsidiary is irrevocably and unconditionally released in writing from all liability under such Indebtedness, or (c) Replacement Assets.

The Company will, or will cause the relevant Restricted Subsidiary to:

(a) within twelve months after the date of receipt of any Net Cash Proceeds from an Asset Sale,

(i) apply an amount equal to such Net Cash Proceeds to permanently repay unsubordinated Indebtedness of the Company or any Subsidiary Guarantor or Indebtedness of any other Restricted Subsidiary, in each case, owing to a Person other than the Company or any Affiliate of the Company, or

(ii) invest an equal amount or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest) in Replacement Assets, and

(b) apply (no later than the end of the 12-month period referred to in clause (1)) any excess Net Cash Proceeds (to the extent not applied pursuant to clause (1)) as provided in the following paragraphs of this Section.

The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (1) of the preceding sentence and not applied as so required by the end of such period (or, if later, 90 days after the execution of any agreement with respect to such application, which agreement is signed within 12 months of the date of the receipt of such Net Cash Proceeds) shall constitute “Excess Proceeds.”

If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this Section totals at least $20.0 million, the Company must commence, not later than the fifteenth business day of such month, and consummate an Offer to Purchase from the Holders (and, if required by the terms of any Indebtedness that is pari passu with the Securities (“Pari Passu Indebtedness”), from the holders of such Pari Passu Indebtedness) on a pro rata basis an aggregate principal amount of Securities (and Pari Passu Indebtedness) equal to the Excess Proceeds on such date, at a purchase price equal to 100% of their principal amount, plus, in each case, accrued interest (if any) to the Payment Date.  To the extent that any Excess Proceeds remain after consummation of an Offer to Purchase pursuant to this Section, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture and the amount of Excess Proceeds shall be reset to zero.

SECTION 4.08. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.  The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (1) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary, (2) repay any Indebtedness owed to the Company or any other Restricted Subsidiary, (3) make loans or advances to the Company or any other Restricted Subsidiary or (4) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

The foregoing provisions shall not restrict any encumbrances or restrictions:

(a) existing on the Closing Date in the credit agreement governing the Existing Revolving Credit Facility or any other agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements, including in any credit agreement to be entered into governing the New Senior Secured Credit Facilities; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements taken as a whole are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

(b) existing under or by reason of applicable law;

(c) with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired and any extensions, refinancings, renewals or replacements thereof; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements taken as a whole are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

(d) in the case of clause (4) of the first paragraph of this Section:

(i) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

(ii) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture, or

(iii) arising or agreed to in the normal course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any  Restricted Subsidiary;

(e) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; and

(f) arising from customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business.

Nothing contained in this Section shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted under Section 4.05 or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

SECTION 4.09. Limitation on Transactions with Shareholders and Affiliates.  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s-length transaction with a Person that is not such a holder or an Affiliate.

The foregoing limitation does not limit, and shall not apply to:

(a) transactions (1) approved by a majority of the disinterested members of the Board of Directors or (2) for which the Company or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking, accounting, valuation or appraisal firm stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view;

(b) any transaction solely between the Company and any of its Restricted Subsidiaries or solely among Restricted Subsidiaries;

(c) the payment of reasonable and customary regular fees to officers, directors, employees or consultants of the Company who are not employees of the Company or any of its Restricted Subsidiaries and indemnification arrangements entered into by the Company consistent with past practices of the Company;

(d) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes;

(e) any sale of shares of Capital Stock (other than Disqualified Stock) of the Company;

(f) any Permitted Investments or any Restricted Payments not prohibited by Section 4.04;

(g) any agreement as in effect or entered into as of the Closing Date (as disclosed in the offering memorandum dated March 24, 2011) or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) and any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Closing Date; and

(h) the Escrow Transactions.

Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this Section and not covered by clauses (a) through (h) of this paragraph, (a) the aggregate amount of which exceeds $5.0 million in value, must be approved or determined to be fair in the manner provided for in clause (a)(1) or (2) above and (b) the aggregate amount of which exceeds $20.0 million in value, must be determined to be fair in the manner provided for in clause (a)(2) above.

SECTION 4.10. Limitation on Issuance of Guarantees by Restricted Subsidiaries.  The Company will cause each Restricted Subsidiary other than a Foreign Subsidiary to execute and deliver a supplemental indenture to this Indenture providing for a Subsidiary Guarantee of payment of the Securities by such Restricted Subsidiary.

The Company will not permit any Restricted Subsidiary which is not a Subsidiary Guarantor (other than a Foreign Subsidiary), directly or indirectly, to Guarantee any Indebtedness (“Guaranteed Indebtedness”) of the Company or any other Restricted Subsidiary, unless (a) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Subsidiary Guarantee of payment of the Securities by such Restricted Subsidiary and (b) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee until the Securities have been paid in full.

If the Guaranteed Indebtedness is (A) pari passu in right of payment with the Securities or any Subsidiary Guarantee, then the Guarantee of such Guaranteed Indebtedness shall be pari passu in right of payment with, or subordinated to, the Subsidiary Guarantee or (B) subordinated in right of payment to the Securities or any Subsidiary Guarantee, then the Guarantee of such Guaranteed Indebtedness shall be subordinated in right of payment to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Securities or the Subsidiary Guarantee.

Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon:

(a) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company’s and each Restricted Subsidiary’s Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture) or upon the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the terms of this Indenture; or

(b) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

SECTION 4.11. Limitation on Sale and Leaseback Transactions.  The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction involving any of its assets or properties whether now owned or hereafter acquired; provided, however, that the Company or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

(a) the consideration received in such Sale and Leaseback Transaction is at least equal to the Fair Market Value of the property so sold or otherwise transferred, as determined by a resolution of the Board of Directors;

(b) the Company or such Restricted Subsidiary, as applicable, would be permitted to grant a Lien to secure Indebtedness under Section 4.05 in the amount of the Attributable Debt in respect of such Sale Leaseback Transaction;

(c) prior to and after giving effect to the Attributable Debt in respect of such Sale and Leaseback Transaction, the Company and such Restricted Subsidiary comply with Section 4.03; and

(d) the Company or such Restricted Subsidiary applies the proceeds received from such sale in accordance with Section 4.07.

SECTION 4.12. Limitation on Business Activities.  The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than a Permitted Business.

SECTION 4.13. Change of Control.  (a) Upon the occurrence of a Change of Control, the Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Securities then outstanding, at a purchase price equal to 101.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(b) The Company shall commence the Offer to Purchase the Securities by mailing a notice to the Trustee and each Holder stating:

(1) that the Offer to Purchase is being made pursuant to this Section 4.13 and that all Securities validly tendered will be accepted for payment on a pro rata basis;

(2) the purchase price and the date of purchase, which shall be a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Payment Date”);

(3) that any Security not tendered will continue to accrue interest pursuant to its terms;

(4) that, unless the Company defaults in the payment of the purchase price, any Security accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

(5) that Holders electing to have a Security purchased pursuant to the Offer to Purchase will be required to surrender the Security, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the business day immediately preceding the Payment Date;

(6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third business day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Securities delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and

(7) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

On the Payment Date, the Company shall (a) accept for payment on a pro rata basis Securities or portions thereof tendered pursuant to an Offer to Purchase; (b) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted; and (c) deliver, or cause to be delivered, to the Trustee all Securities or portions thereof so accepted together with an Officers’ Certificate specifying the Securities or portions thereof accepted for payment by the Company.  The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.  The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date.  The Trustee shall act as the Paying Agent for an Offer to Purchase.  The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Securities pursuant to an Offer to Purchase.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture relating to an Offer to Purchase, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of this Indenture by virtue of such conflict.

The Company will not be required to make an Offer to Purchase upon the occurrence of a Change of Control if a third party makes an offer to purchase the Securities in the manner, at the times and price and otherwise in compliance with the requirements of this Indenture applicable to an Offer to Purchase for a Change of Control and purchases all Securities validly tendered and not withdrawn in such Offer to Purchase.

SECTION 4.14. Activities of the Issuer Prior to the Securities Assumption Date.  Prior to the Securities Assumption, the Issuer’s activities are restricted to issuing the Securities, issuing capital stock to, and receiving capital contributions from, Parent or its Subsidiaries, performing its obligations in respect of the Securities under the Indenture, the Escrow Agreement, the Registration Rights Agreement and the Purchase Agreement, consummating the Securities Assumption or redeeming the Securities on the Escrow Redemption Date, as applicable, and conducting such other activities as are necessary or appropriate to carry out the activities described above. Prior to the Securities Assumption, the Issuer will not Incur any Indebtedness other than the Securities (including any Additional Securities) or own, hold or otherwise have any interest in any assets other than the Escrow Account and the funds on deposit therein or credited thereto.

SECTION 4.15. Escrow Account Deposits.  Upon the consummation of the sale of the Original Securities, the Issuer and Parent shall (i) cause the net proceeds of the Original Securities to be deposited into the Escrow Account with the Escrow Agent and (ii) deposit or cause an Affiliate to deposit an amount in cash equal to the sum of (x) an amount in cash that, when added to the net proceeds of the Original Securities equals 100% of the aggregate principal amount of the Original Securities (after giving effect to any original issue discount) and (y) the interest that would accrue on the Original Securities from the Closing Date to, but excluding June 1, 2011.

SECTION 4.16. Securities Assumption Date Supplemental Indenture.  Immediately prior to the release of Escrow Funds (as defined in the Escrow Agreement) pursuant to Section 4(a) of the Escrow Agreement, Parent and the Initial Subsidiary Guarantors shall execute the supplemental indenture required by the Securities Assumption.   Following the Securities Assumption Date, all of the covenants set forth in this Article IV (except Sections 4.14 and 4.15) will be deemed to have been applicable to Parent and the Initial Subsidiary Guarantors beginning as of the Closing Date and, to the extent that Parent and the Initial Subsidiary Guarantors took any action or inaction after the Closing Date and prior to the Securities Assumption Date prohibited by this Indenture, Parent will be in Default hereunder as of the Securities Assumption Date and the terms and provisions of Article VI shall apply.

SECTION 4.17. Compliance Certificate.  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period.  If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto.  The Company also shall comply with TIA § 314(a)(4).

SECTION 4.18. Further Instruments and Acts.  Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

ARTICLE V

Successor Company

SECTION 5.01.   When Company May Merge or Transfer Assets.  The Company will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into it unless:

(1) it shall be the continuing Person, or the Person (if other than it) formed by such consolidation or into which it is merged or that acquired or leased such property and assets (the “Surviving Person”) shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the Company’s obligations under this Indenture and the Securities;

(2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(3) immediately after giving effect to such transaction on a pro forma basis the Company (or the Surviving Person, if applicable) could Incur at least $1.00 of Indebtedness under the first paragraph of Section 4.03(a); provided that this clause (3) shall not apply to a consolidation, merger or sale of all (but not less than all) of the assets of the Company if all Liens and Indebtedness of the Company (or the Surviving Person), together with the Restricted Subsidiaries of such Person, outstanding immediately after such transaction would have been permitted (and all such Liens and Indebtedness, other than Liens and Indebtedness of such Person and its Restricted Subsidiaries outstanding immediately prior to the transaction, shall be deemed to have been Incurred) for all purposes of this Indenture;

(4) each Subsidiary Guarantor, unless such Subsidiary Guarantor is the Person with which the Company has entered into a transaction under this Section 5.01, shall have, by supplemental indenture amending its Subsidiary Guarantee, confirmed that its Subsidiary Guarantee shall apply to the obligations of the Company or the Surviving Person in accordance with the Securities and this Indenture; and

(5) the Company will have delivered to the Trustee an Officers’ Certificate (attaching the arithmetic computations to demonstrate compliance with clause (3) of this paragraph) and an Opinion of Counsel, each stating that such transaction and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture, that all conditions precedent in this Indenture relating to such transaction have been satisfied and that such supplemental indenture is enforceable;

provided, however that clause (3) above shall not apply if, in the good faith determination of the Board of Directors, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Company and any such transaction shall not have as one of its purposes the evasion of this Section 5.01.  This paragraph shall not restrict or otherwise apply to the consummation of the Securities Assumption, including any merger of the Issuer with and into Parent, as a result of which Parent shall be the surviving Person, or any sale, conveyance, transfer or other disposition by the Issuer of its property or assets to Parent in connection with the consummation of the Securities Assumption.

SECTION 5.02.   When a Subsidiary Guarantor May Merge or Transfer Assets.  No Subsidiary Guarantor will consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets) as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into it unless:

(1) it shall be the continuing Person, or the Person (if other than it) formed by such consolidation or into which it is merged or that acquired or leased such property and assets shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of such Subsidiary Guarantor’s obligations under its Subsidiary Guarantee;

(2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(3) the Company will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and such supplemental indenture comply with the applicable provisions of this Indenture, that all conditions precedent in this Indenture relating to such transaction have been satisfied and that such supplemental indenture is enforceable.

The foregoing requirements of this Section 5.02 shall not apply to a consolidation or merger of any Subsidiary Guarantor with and into the Company or any other Subsidiary Guarantor, so long as the Company or such Subsidiary Guarantor survives such consolidation or merger.

ARTICLE VI

Defaults and Remedies

SECTION 6.01. Events of Default.  The following events shall be “Events of Default”:

(1) default in the payment of principal of (or premium, if any, on) any Security when the same becomes due and payable at maturity upon acceleration, redemption or otherwise;

(2) default in the payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days.

(3) default in the performance or breach of the provisions of Article V or the failure by the Company to redeem the Securities in accordance with the provisions of Section 3.07 or to make or consummate an Offer to Purchase in accordance with the provisions of Section 4.07 or Section 4.13;

(4) the Company or any Subsidiary Guarantor defaults in the performance of or breaches any other covenant or agreement in the Securities, the Escrow Agreement or the Registration Rights Agreement or in this Indenture (other than a default specified in clause (1), (2) or (3)) and such default or breach continues for a period of 30 consecutive days after written notice is given to the Company as specified below;

(5) there occurs with respect to any issue or issues of Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary having an outstanding principal amount of $20.0 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (A) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (B) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(6) any final judgment or order (to the extent not insured by a reputable and credit-worthy insurer that has not contested coverage with respect to the underlying claim) for the payment of money in excess of $20.0 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company, any Subsidiary Guarantor or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $20.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(7) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company, any Subsidiary Guarantor or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, any Subsidiary Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, any Subsidiary Guarantor or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company, any Subsidiary Guarantor or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

(8) the Company, any Subsidiary Guarantor or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, any Subsidiary Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, any Subsidiary Guarantor or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; or

(9) any Subsidiary Guarantor repudiates its obligations under its Subsidiary Guarantee or, except as permitted by this Indenture, any Subsidiary Guarantee is determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect and such default continues for 10 days.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

A Default under Section 6.01(4) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company (and in the case of such notice by Holders, the Trustee) of the Default and the Company does not cure such Default within the time specified after receipt of such notice.  Such notice must specify the Default, demand that it be remedied and state that such notice is a Notice of Default.

The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Event of Default and any event that with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 6.02. Acceleration.  If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) above that occurs with respect to the Company, any Subsidiary Guarantor or any Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities, then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the Securities to be immediately due and payable.  Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable.  In the event of a declaration of acceleration because an Event of Default set forth in Section 6.01(5) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to Section 6.01(5) shall be remedied or cured by the Company, the relevant Subsidiary Guarantor or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.  No such rescission shall affect any subsequent Default or impair any right consequent thereto.  If an Event of Default specified in Section 6.01(7) or (8) above occurs with respect to the Company, any Subsidiary Guarantor or any Significant Subsidiary, the principal of, premium, if any, and accrued interest on the Securities then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

SECTION 6.03. Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Defaults; Annulment of Acceleration.  The Holders of at least a majority in aggregate principal amount of the Securities then outstanding by written notice to the Company and to the Trustee may waive all past Defaults and rescind and annul a declaration of acceleration and its consequences if (x) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and accrued interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived and (y) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.  No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.05. Control by Majority.  The Holders of at least a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Securities.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Securities.

SECTION 6.06. Limitation on Suits.  A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

(1) the Holder gives the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of outstanding Securities make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Securities do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any Holder of a Security to receive payment of the principal of or premium, if any, or interest on, such Security, or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Securities, which right shall not be impaired or affected without the consent of the Holder.

Officers of the Company must certify, within 120 days after the end of each fiscal year, that a review has been conducted of the activities of the Company and its Restricted Subsidiaries and the Company’s and its Restricted Subsidiaries’ performance under this Indenture and that the Company and its Restricted Subsidiaries have fulfilled all obligations hereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof.  The Company will also be obligated to notify the Trustee of any default or defaults in the performance of any covenants or agreements under this Indenture.

SECTION 6.07. Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee.  If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

SECTION 6.09. Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10. Priorities.  If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

FIRST:  to the Trustee for amounts due under Section 7.07;

SECOND:  to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD:  to the Company or, if applicable, the Subsidiary Guarantors, as their respective interests may appear;

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section.  At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities.

SECTION 6.12. Waiver of Stay or Extension Laws.  The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

Trustee

SECTION 7.01. Duties of Trustee.    If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(a) Except during the continuance of an Event of Default:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officers’ Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture; provided that the Trustee shall not be required to confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

(b) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (a) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(c) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a) and (b) of this Section.

(d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers or to take or omit to take any action hereunder or to take any action at the request or direction of Securityholders if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA and the provisions of this Article VII shall apply to the Trustee in its role as Registrar, Paying Agent and custodian for the Depositary.

(h) The Trustee shall not be deemed to have notice of a Default or an Event of Default unless (a) the Trustee has received written notice thereof from the Company or any Holder or (b) a Trust Officer shall have actual knowledge thereof.

(i)           In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

SECTION 7.02. Rights of Trustee.    (a)  The Trustee may rely on any document (including without limitation Officers’ Certificates and Opinions of Counsel) believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.  The Trustee may, however, in its discretion make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a written order of the Company in the form of an Officer’s Certificate, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution.

(d) The Trustee may consult with counsel of its own selection, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(e) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(f) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute wilful misconduct or negligence.

(g) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(h) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

(i) Except with respect to Section 4.01, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article IV.  In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (A) any Default or Event of Default occurring pursuant to Sections 6.01(1) or (2) or (B) any Default or Event of Default of which a Trust Officer who shall have direct responsibility for the administration of this Indenture shall have received written notification or obtained actual knowledge.  Delivery of reports, information and documents to the Trustee under Article IV (other than Sections 4.17 and 7.05) is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely on Officers’ Certificates).

(j) Subject to Section 7.01, the Trustee shall be under no obligation to exercise any of the rights or powers vested by this Indenture at the request or direction of any of the Holders pursuant to this Indenture unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(k) The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(l) The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 7.03. Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar or co-registrar may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company or any Subsidiary Guarantor in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

SECTION 7.05. Notice of Defaults.   If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 90 days after a Trust Officer has actual knowledge of such Default or Event of Default or written notice of such Default or Event of Default is duly received by the Trustee.  Except in the case of a Default or Event of Default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

SECTION 7.06. Reports by Trustee to Holders.  Within sixty (60) days after each January 1, beginning with January 1, 2012, the Trustee shall mail to each Securityholder if required by TIA § 313(a) a brief report dated as of such January 1 that complies with TIA § 313(a).  In such event, the Trustee also shall comply with TIA § 313(b).

A copy of each report at the time of its mailing to Securityholders shall be mailed by first class mail to the Company and filed by the Trustee with the SEC and each stock exchange, if any, on which the Securities are listed.  The Company shall promptly notify the Trustee of the listing or delisting of the Securities on or from any stock exchange.

SECTION 7.07. Compensation and Indemnity.  The Company shall pay to the Trustee from time to time such compensation for its services as shall be agreed upon in writing.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it pursuant to, and in accordance with, any provision hereof, except for any such expenses as shall have been caused by the Trustee’s own negligence, bad faith or willful misconduct.  Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee’s agents and counsel.  The Trustee shall provide the Company with reasonable notice of any expense not in the ordinary course of business.

The Company and each Subsidiary Guarantor, jointly and severally, shall indemnify each of the Trustee, each predecessor Trustee and their respective agents for, and hold each of them harmless against, any and all loss, liability, damage, claim or expense (including the reasonable fees and expenses of counsel and taxes other than those based upon the income of the Trustee) incurred by it in connection with the acceptance or administration of this Indenture and the performance of its duties hereunder or in connection with enforcing the provisions of this Section 7.07, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers and duties hereunder.  The Company and each Subsidiary Guarantor need not pay for any settlement made without its consent.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnification.  The Company and each Subsidiary Guarantor need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee’s negligence, bad faith or wilful misconduct.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay amounts due on particular Securities.

The indemnity obligations of the Company with respect to the Trustee provided for in this Section 7.07 shall survive any resignation or removal of the Trustee.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08. Replacement of Trustee.  The Trustee may resign at any time by so notifying the Company.  The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee.  The Company may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company or by the Holders of a majority in aggregate principal amount of the Securities then outstanding and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Securityholders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in aggregate principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

If the Trustee fails to comply with Section 7.10, any Securityholder who has been a bona fide Holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any such successor to the Trustee may authenticate such Securities in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility; Disqualification.  The Trustee shall at all times satisfy the requirements of TIA § 310(a).  The Trustee shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50,000,000 as set forth in its (or its related bank holding company’s) most recent published annual report of condition.  The Trustee shall comply with TIA § 310(b), subject to the penultimate paragraph thereof; provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11. Preferential Collection of Claims Against the Company.  The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE VIII

Discharge of Indenture; Defeasance

SECTION 8.01. Discharge of Liability on Securities; Defeasance.  (a)When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancelation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article III and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect.  The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.

(b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all of its obligations under the Securities and this Indenture (“legal defeasance option”) or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, and 4.14 and the operation of Sections 6.01(3), 6.01(4), 6.01(5) and 6.01(6) (but, in the case of Section 6.01(3), with respect only to clause (3) of Section 5.01) and the limitations contained in clause (3) of Section 5.01 (“covenant defeasance option”).  The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default.  If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4) (with respect to the covenants of Article IV identified in the immediately preceding paragraph), 6.01(5), 6.01(6), 6.01(7) and 6.01(8) (with respect only to Restricted Subsidiaries in the case of Section 6.01(7)) or because of the failure of the Company to comply with the limitations contained in Sections 6.01(5) and 6.01(6).

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c) Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.05 and 8.06 shall survive until the Securities have been paid in full.  Thereafter, the Company’s obligations in Sections 7.07 and 8.05 shall survive.

SECTION 8.02. Conditions to Defeasance.  The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(1) the Company has deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Securities on the Stated Maturity of such payments in accordance with the terms of this Indenture and the Securities;

(2) the Company has delivered to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

(3) the Company has delivered to the Trustee (1) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of its option under Section 8.01 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the date of this Indenture such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (2) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

(4) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit (other than any Default or Event of Default resulting from the borrowing of funds to be applied to make the deposit referred to in clause (1) above and the granting of Liens in connection therewith) or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(5) if at such time the Securities are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Securities will not be delisted as a result of such deposit, defeasance and discharge; and

(6) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article VIII have been complied with.

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III.

SECTION 8.03. Application of Trust Money.  The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII.  It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

SECTION 8.04. Repayment to the Company.  The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

SECTION 8.05. Indemnity for Government Obligations.  The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06. Reinstatement.  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE IX

Amendments

SECTION 9.01. Without Consent of Holders.  The Company, the Subsidiary Guarantors and the Trustee may modify or amend this Indenture or the Securities without notice to or consent of any Securityholder, to:

(1) cure any ambiguity, defect or inconsistency;

(2) comply with the provisions described in Article V or Section 4.10;

(3) evidence and provide for the acceptance of appointment by a successor Trustee;

(4) add a Subsidiary Guarantor;

(5) permit the consummation of the Escrow Transactions; or

(6) make any change that, in the good faith opinion of the Board of Directors, does not materially and adversely affect the rights of any Holder.

After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment.  The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.02. With Consent of Holders.  The Company, the Subsidiary Guarantors and the Trustee may modify or amend this Indenture or the Securities with the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), and any existing Default or Event of Default or compliance with any provision of the Indenture or the Securities may be waived with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Securities (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), in each case other than Securities beneficially owned by the Company or its Affiliates.  However, without the consent of each Securityholder affected thereby, an amendment may not:

(1) change the Stated Maturity of the principal of, or any installment of interest on, any Security;

(2) reduce the principal amount of, or premium, if any, or interest on, any Security;

(3) change the optional redemption dates or optional redemption prices of the Securities from that stated in paragraph 5 of the Securities or change the Escrow Redemption Date or Escrow Redemption Price;

(4) change the place or currency of payment of principal of, or premium, if any, or interest on, any Security;

(5) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Security;

(6) waive a default in the payment of principal of, premium, if any, or interest on the Securities;

(7) release any Subsidiary Guarantor from its Subsidiary Guarantee, except as provided in this Indenture;

(8) amend or modify any of the provisions of this Indenture in any manner which subordinates the Securities issued thereunder in right of payment to any other Indebtedness of the Company or which subordinates any Subsidiary Guarantee in right of payment to any other Indebtedness of the Subsidiary Guarantor issuing any such Subsidiary Guarantee; or

(9) make any change in Section 6.04 or 6.07 or the second sentence of this Section.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment.  The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

SECTION 9.03. Compliance with Trust Indenture Act.  Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents and Waivers.  A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security.  However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective.  After an amendment or waiver becomes effective, it shall bind every Securityholder.  An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture.  If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.05. Notation on or Exchange of Securities.  If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver such Security to the Trustee.  The Trustee may place an appropriate notation on the Security regarding the changed terms and return such Security to the Holder.  Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.  Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 9.06. Trustee To Sign Amendments.  The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may but need not sign it.  In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

SECTION 9.07. Payment for Consent.  Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE X

Subsidiary Guarantees

SECTION 10.01. Subsidiary Guarantees.  Each Subsidiary Guarantor hereby unconditionally guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of, premium, if any, and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Obligations”).  Each Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor, and that such Subsidiary Guarantor will remain bound under this Article X notwithstanding any extension or renewal of any Obligation.

Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment.  Each Subsidiary Guarantor waives notice of any default under the Securities or the Obligations.  The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of such Subsidiary Guarantor.

Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

Except as expressly set forth in Sections 4.08, 5.02 and 8.01(b), the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Obligations guaranteed hereby until payment in full in cash of all Obligations.  Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of such Subsidiary Guarantor’s Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article VI, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

The Subsidiary Guarantee issued by any Subsidiary Guarantor will be automatically and unconditionally released and discharged upon (1) any sale, exchange or transfer to any Person (other than an Affiliate of  the Company) of all of the Capital Stock of such Subsidiary Guarantor or (2) the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary, in each case, in compliance with the terms of this Indenture.

SECTION 10.02. Contribution.  Each of the Company and any Subsidiary Guarantor (a “Contributing Party”) agrees that, in the event a payment shall be made by any other Subsidiary Guarantor under any Subsidiary Guarantee (the “Claiming Guarantor”), the Contributing Party shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment multiplied by a fraction, the numerator of which shall be the net worth of the Contributing Party on the date hereof and the denominator of which shall be the aggregate net worth of the Company and all the Subsidiary Guarantors on the date hereof (or, in the case of any Subsidiary Guarantor becoming a party hereto pursuant to Section 9.01, the date of the supplemental indenture executed and delivered by such Subsidiary Guarantor).

SECTION 10.03. Successors and Assigns.  This Article X shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.04. No Waiver.  Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article X shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article X at law, in equity, by statute or otherwise.

SECTION 10.05. Modification.  No modification, amendment or waiver of any provision of this Article X, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.06. Execution of Supplemental Indenture for Future Subsidiary Guarantors.  Each Subsidiary which is required to become a Subsidiary Guarantor pursuant to Section 4.15 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit B hereto pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article X and shall guarantee the Obligations.  Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guarantee of such Subsidiary Guarantor is a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.

SECTION 10.07. Effectiveness of Subsidiary Guarantees.  This Article X shall only become effective upon the execution of the supplemental indenture included as Exhibit B by the Initial Subsidiary Guarantors on the Securities Assumption Date.

ARTICLE XI

Miscellaneous

SECTION 11.01. Trust Indenture Act Controls.  If any provision of this Indenture limits, qualifies or conflicts with another provision that is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 11.02. Notices.  Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or sent by facsimile (with a hard copy delivered in person or by mail promptly thereafter) and addressed as follows:

if to the Company or any Subsidiary Guarantor:

James River Coal Company
901 E. Byrd Street, Suite 1600
Richmond, Virginia 23219

Attention of Peter T. Socha

if to the Trustee:

U.S. Bank National Association
1349 West Peachtree Street, Suite 1050
Atlanta, Georgia 30309

Attention of Corporate Trust Department

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03. Communication by Holders with Other Holders.  Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 11.04. Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05. Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) a statement that the individual making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, that Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

SECTION 11.06. When Securities Disregarded.  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any Subsidiary Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows are so owned shall be so disregarded.  Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 11.07. Rules by Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for action by or a meeting of Securityholders.  The Registrar and the Paying Agent or co-registrar may make reasonable rules for their functions.

SECTION 11.08. Legal Holidays.  A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.  If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.  If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 11.09. Governing Law.  THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 11.10. No Recourse Against Others.  An incorporator, director, officer, employee, stockholder, controlling Person or any successor Person thereof, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Securityholder shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 11.11. Successors.  All agreements of the Company and each Subsidiary Guarantor in this Indenture and the Securities shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.12. Multiple Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.

SECTION 11.13. Table of Contents; Headings.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

JAMES RIVER ESCROW INC.,

by	/s/ Samuel M. Hopkins, II
Name: Samuel M. Hopkins, II
Title: Vice President and Chief Accounting Officer

U.S. BANK NATIONAL ASSOCIATION, as trustee,

by	/s/ Muriel Shaw
Name: Muriel Shaw
Title: Assistant Vice President

Appendix A

PROVISIONS RELATING TO SECURITIES

ARTICLE I

Definitions

SECTION 1.01.  Definitions.  Capitalized terms used but not otherwise defined in this Appendix A shall have the meanings assigned in the Indenture.  For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Exchange Securities” means the Securities issued in exchange for the Securities issued on the Closing Date or in exchange for any Additional Securities issued after the Closing Date, in each case pursuant to the Registration Rights Agreement and the Indenture.

“Initial Purchasers” means (i) with respect to the Original Securities, Deutsche Bank Securities Inc., UBS Securities LLC, Raymond James & Associates, Inc., Brean Murray, Carret & Co., LLC, Dahlman Rose & Company, LLC, Johnson Rice & Company, L.L.C. and Macquarie Capital (USA) Inc. and (ii) with respect to each issuance of Additional Securities, the Persons purchasing such Additional Securities under the related Purchase Agreement.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Non-U.S. Person” means a Person who is not a “U.S. person,” as defined in Regulation S.

“Private Exchange” means the offer by the Company and the Subsidiary Guarantors, pursuant to the Registration Rights Agreement to issue and deliver to the Initial Purchasers, in exchange for the Original Securities (or Additional Securities, if applicable) held by such Initial Purchasers as part of their initial distribution, a like aggregate principal amount of Private Exchange Securities.

“Private Exchange Securities” means the 7.875% Senior Notes due 2019 to be issued pursuant to this Indenture in connection with a Private Exchange pursuant to the Registration Rights Agreement.

“Purchase Agreement” means (i) with respect to the Original Securities, the Purchase Agreement dated March 24, 2011, among the Issuer and the Initial Purchasers relating to the Original Securities, and (ii) with respect to each issuance of Additional Securities,  the purchase agreement or underwriting agreement among the Company and the Persons purchasing such Additional Securities.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means the offer by the Company and the Subsidiary Guarantors, pursuant to a Registration Rights Agreement, to certain Holders of Original Securities (or Additional Securities, if applicable), to issue and deliver to such Holders, in exchange for the Original Securities (or Additional Securities, if applicable), a like aggregate principal amount of Exchange Securities registered under the Securities Act.

“Registration Statement” means a Registration Statement as defined and described in the Regulation Rights Agreement.

“Regulation S” means Regulation S under the Securities Act.

“Restricted Period” means (i) with respect to the Securities offered and sold in offshore transactions in reliance on Regulation S and initially issued on the Closing Date, the 40-day distribution compliance period as defined in Regulation S, and (ii) with respect to Additional Securities offered and sold in offshore transactions in reliance on Regulation S, the period specified in the Officers’ Certificate delivered to the Trustee pursuant to Section 2.01.

“Rule 144A” means Rule 144A under the Securities Act.

“U.S. Person” means a “U.S. person” as defined in Regulation S.

SECTION 1.02.  Other Definitions.

Term	Defined In Section:
“Agent Members”	2.05
“Global Securities”	2.01(a)
“Offshore Global Securities”	2.01(a)
“Offshore Physical Securities”	2.01(a)
“Physical Securities”	2.01(a)
“Private Placement Legend”	2.02
“Regulation S Permanent Global Securities”	2.01(a)
“Regulation S Temporary Global Securities”	2.01(a)
“U.S. Global Securities”	2.01(a)
“U.S. Physical Securities”	2.01(a)

ARTICLE II

The Securities

SECTION 2.01.  Form and Dating.  The Securities will be offered and sold by the Company, from time to time, pursuant to one or more Purchase Agreements.

(a)  Global Securities.  Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Securities in registered form, substantially in the form set forth in Exhibit 1 (collectively, the “U.S. Global Securities”), deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  The aggregate principal amount of the U.S. Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository or its nominee, as hereinafter provided.

Securities offered and sold in offshore transactions in reliance on Regulation S shall be issued initially on the Closing Date in the form of one or more temporary Global Securities (collectively, the “Regulation S Temporary Global Securities”) deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

Following the termination of the Restricted Period, beneficial interests in a Regulation S Temporary Global Security will be exchanged for beneficial interests in one or more permanent Global Securities (collectively, the “Regulation S Permanent Global Securities” and, together with the Regulation S Temporary Global Securities, the “Offshore Global Securities”), deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  The aggregate principal amount of the Offshore Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository or its nominee, as hereinafter provided.

The initial offer and resale of the Securities shall not be made to any Institutional Accredited Investor. Securities subsequently resold to Institutional Accredited Investors shall be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit 1 (the “U.S. Physical Securities”).  Securities issued pursuant to Section 2.06 in exchange for interests in the Offshore Global Security shall be in the form of permanent certificated Securities in registered form substantially in the form set forth in Exhibit 1 (the “Offshore Physical Securities”).

The Offshore Physical Securities and U.S. Physical Securities are sometimes collectively herein referred to as the “Physical Securities.”  The U.S. Global Securities and the Offshore Global Securities are sometimes referred to herein as the “Global Securities.”

The definitive Securities shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the Officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 2.02.  Restrictive Legends.  Except as set forth in paragraph (e) of Section 2.06, unless and until a Security is exchanged for an Exchange Security or sold in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, (i) each U.S. Global Security, each Regulation S Temporary Global Security and each U.S. Physical Security shall bear the following legend (the “Private Placement Legend”) on the face thereof and (ii) each Offshore Physical Security shall bear the Private Placement Legend on the face thereof until the expiration of the Restricted Period and receipt by the Company and the Trustee of a certificate substantially in the form set forth in Annex B:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.  NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS SIX MONTHS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40 DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.  THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”

Each Global Security, whether or not an Exchange Security, shall also bear the following legend on the face thereof:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.06 OF APPENDIX A TO THE INDENTURE.”

SECTION 2.03.  Execution, Authentication and Denominations. The Trustee shall authenticate and deliver:  (1) Original Securities for original issue in an aggregate principal amount of $275.0 million, (2) Additional Securities, if and when issued, in an aggregate principal amount established in or pursuant to a resolution of the Board of Directors of the Company, upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company and (3) the Exchange Securities or Private Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to the Registration Rights Agreement, for a like principal amount of Original Securities or Additional Securities in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.  Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.  The aggregate principal amount of Securities that may be outstanding at any time under this Indenture is unlimited.

SECTION 2.04.  Transfer and Exchange.  A Holder may transfer a Security only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture.  No such registration of transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any agent of the Company shall treat the person in whose name the Security is registered as the owner thereof for all purposes whether or not the Security shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.  Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book entry system maintained by the Holder of such Global Security (or its agent) and that ownership of a beneficial interest in the Security shall be required to be reflected in a book entry.  When Securities are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations (including an exchange of Securities for Exchange Securities), the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such Securities are duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder); provided that no exchanges of Securities for Exchange Securities shall occur until a Registration Statement shall have been declared effective by the SEC and that any Securities that are exchanged for Exchange Securities shall be cancelled by the Trustee.  To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange or redemption of the Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.02 or Sections 3.05 or 9.05 of the Indenture).

The Registrar shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 3.02 of the Indenture and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

SECTION 2.05.  Book-Entry Provisions for Global Securities.  (a)  The U.S. Global Security and Offshore Global Security initially shall (i) be registered in the name of the Depository for such Global Securities or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Section 2.02.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

None of the Company, the Subsidiary Guarantors, the Trustee, any Paying Agent or any Registrar will have any responsibility or liability for any aspect of the Depository’s records relating to, or payments made on account of, beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any of the Depository’s records relating to such beneficial ownership interests, or for transfers of beneficial interests in the Securities or any transactions between the Depository and beneficial owners.

(b)  Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred in accordance with the rules and procedures of the Depository and the provisions of Section 2.06; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  In addition, U.S. Physical Securities and Offshore Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Security or the Offshore Global Security, respectively, (i)(A) if the Depository notifies the Company that it is unwilling or unable to continue as Depository for the U.S. Global Security or the Offshore Global Security, as the case may be, and a successor Depository is not appointed by the Company within 90 days of such notice, or (B) the Depository has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of U.S. Physical Securities and Offshore Physical Securities, (iii) if an Event of Default has occurred and is continuing and the Registrar has received a request therefor from the Depository or (iv) in accordance with the rules and procedures of the Depository and the provisions of Section 2.06.

(c)  Any beneficial interest in one of the Global Securities that is transferred to a person who takes delivery in the form of an interest in the other Global Security will, upon transfer, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

(d)  In connection with any transfer of a portion of the beneficial interests in the U.S. Global Security or Offshore Global Security to beneficial owners pursuant to  paragraph (b) of this Section 2.05, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Security or Offshore Global Security in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security or Offshore Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Securities or Offshore Physical Securities, as the case may be, of like tenor and amount.

(e)  In connection with the transfer of the entire U.S. Global Security or Offshore Global Security to beneficial owners pursuant to paragraph (b) of this Section 2.05, the U.S. Global Security or Offshore Global Security, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the U.S. Global Security or Offshore Global Security, as the case may be, an equal aggregate principal amount of U.S. Physical Securities or Offshore Physical Securities, as the case may be, of authorized denominations.

(f)  Any U.S. Physical Security delivered in exchange for an interest in the U.S. Global Security pursuant to paragraph (b), (d) or (e) of this Section 2.05 shall, except as otherwise provided by paragraph (e)  of  Section 2.06, bear the legend regarding transfer restrictions applicable to the U.S. Physical Security set forth in  Section 2.02.

(g)  Any Offshore Physical Security delivered in exchange for an interest in the Offshore Global Security pursuant to paragraph (b), (d) or (e) of this Section 2.05 shall, except as otherwise provided by paragraph (e) of Section 2.06, bear the legend regarding transfer restrictions applicable to Offshore Physical Securities set forth in Section 2.02; provided, however, that a beneficial interest in the Regulation S Temporary Global Security may not be exchanged for an Offshore Physical Security or transferred to a Person who takes delivery thereof in the form of an Offshore Physical Security prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.

(h)  The registered Holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

SECTION 2.06.  Special Transfer Provisions.  Unless and until a Security is exchanged for an Exchange Security or sold in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, the following provisions shall apply:

(a)  Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Security to any Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons):

(i)  The Registrar shall register the transfer of any Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after the time period referred to in the second sentence of Rule 144(b)(1)(i) under the Securities Act or (y) the proposed transferee has delivered to the Registrar (A) a certificate substantially in the form of Annex A hereto and (B) if the aggregate principal amount of the Securities at the time of transfer is less than $250,000, an Opinion of Counsel acceptable to the Company that such transfer is in compliance with the Securities Act.

(ii)  If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Security, upon receipt by the Registrar of (x) the documents, if any, required by clause (i) and (y) instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and make available for delivery, one or more U.S. Physical Securities of like tenor and amount.

(b)  Transfers to QIBs.  The following provisions shall apply with respect to the registration of any proposed transfer of a U.S. Physical Security or an interest in the U.S. Global Security to a QIB (excluding Non-U.S. Persons):

(i)  If the Security to be transferred consists of (x) U.S. Physical Securities, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in the U.S. Global Security, the transfer of such interest may be effected only through the book entry system maintained by the Depository.

(ii)  If the proposed transferee is an Agent Member, and the Security to be transferred consists of U.S. Physical Securities, upon receipt by the Registrar of the documents referred to in clause (i) and instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the U.S. Physical Securities to be transferred, and the Trustee shall cancel the U.S. Physical Security so transferred.

(c)  Transfers of Interests in the Offshore Global Security or Offshore Physical Securities.  The following provisions shall apply with respect to any transfer of interests in the Offshore Global Security or any Offshore Physical Securities:

(i)  Prior to the expiration of the Restricted Period, the Registrar shall refuse to register such transfer unless such transfer complies with paragraph (d) of this Section 2.06, as the case may be.

(ii)  On and after the expiration of the Restricted Period, the Registrar shall register such transfer without requiring any additional certification.

(d)  Transfers to Non-U.S. Persons at Any Time.  The following provisions shall apply with respect to any transfer of a Security to a Non-U.S. Person:

(i)  Prior to the expiration of the Restricted Period, the Registrar shall register any proposed transfer of a Security to a Non-U.S. Person upon receipt of a certificate substantially in the form of Annex B hereto from the proposed transferor.

(ii)  On and after the expiration of the Restricted Period, the Registrar shall register any proposed transfer to any Non-U.S. Person if the Security to be transferred is a U.S. Physical Security or an interest in the U.S. Global Security, upon receipt of a certificate substantially in the form of Annex B from the proposed transferor.

(iii)(a)  If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Security, upon receipt by the Registrar of (x) the documents, if any, required by clause (ii) and (y) instructions in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security to be transferred, and (b) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Offshore Global Security in an amount equal to the principal amount of the U.S. Physical Securities or the U.S. Global Security, as the case may be, to be transferred, and the Trustee shall cancel the Physical Security, if any, so transferred or decrease the amount of the U.S. Global Security.

(e)  Private Placement Legend.  Upon the registration of transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend.  Upon the registration of transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless either (i) the circumstances contemplated by paragraph (a)(i)(x) or (d)(ii) of this Section 2.06 exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related transfer restrictions are required in order to maintain compliance with the provisions of the Securities Act.

(f)  General.  By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.  The Registrar shall not register a transfer of any Security unless such transfer complies with the restrictions on transfer of such Security set forth in this Indenture.  In connection with any transfer of Securities, each Holder agrees by its acceptance of the Securities to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.05 or this Section 2.06. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

EXHIBIT 1

[FORM OF FACE OF SECURITY]

No. [up to] $__________

7.875% Senior Notes due 2019

CUSIP No.1
ISIN No. 2

James River Escrow Inc., a Delaware corporation (the “Issuer” or the “Company”, which term includes any successor under the Indenture hereinafter referred to; provided, however that, for the purposes of this Security, prior to the effectiveness of the Securities Assumption, the references to the “Company” in this Security refer only to the Issuer and, after the effectiveness of the Securities Assumption, the references to the “Company” in this Security refer only to James River Coal Company, a Virginia corporation), promises to pay to [Cede & Co.], or registered assigns, the principal sum [of                 Dollars] [as set forth on the Schedule of Increases or Decreases annexed hereto] on April 1, 2019.

Interest Payment Dates: April 1 and October 1, commencing on October 1, 2011.

Record Dates: March 15 and September 15.

_________________________
1 144A: 470357 AA2  Regulation S:  U47008 AA2

2 144A: US470357 AA28  Regulation S:  USU47008 AA20

1

Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

JAMES RIVER ESCROW INC.
by

Name:
Title:

by

Name:
Title:

TRUSTEE’S CERTIFICATE OF
  AUTHENTICATION

Dated:

U.S. BANK NATIONAL ASSOCIATION,
  as Trustee, certifies that this is one of
  the Securities referred to in the Indenture.

by _________________________
     Authorized Signatory

*/ If the Security is to be issued in global form, add the Global Securities Legend from Section 2.02 of Appendix A and the attachment from such Exhibit 1 captioned “TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY”.

2

[FORM OF REVERSE SIDE OF SECURITY]

7.875% Senior Notes due 2019

1. Interest.

The Company promises to pay interest on the principal amount of this Security at the rate per annum shown above.  The Company will pay interest semiannually on April 1 and October 1 of each year.  Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 29, 2011.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.  The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the rate borne by the Securities to the extent lawful.

[Pursuant to the Registration Rights Agreement, the Company and the Subsidiary Guarantors will be obligated to consummate an exchange offer registered under the Securities Act (the “Exchange Offer”).  Upon such Exchange Offer, the Holders of the Securities shall have the right, subject to compliance with securities laws, to exchange the Securities for Exchange Securities, which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to the Securities.  The Holders of the Securities shall be entitled to receive certain Additional Interest payments in the event the Exchange Offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.  The Holder of this Security is entitled to the benefits of the Registration Rights Agreement.]3

2. Method of Payment.

The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the March 15 or September 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date.  Holders must surrender Securities to a Paying Agent to collect principal payments.  The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.  Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company.  The Company will make all payments in respect of a Physical Security (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

_______________
3 To be removed for Exchange Securities.

3

3. Paying Agent and Registrar.

Initially, U.S. BANK NATIONAL ASSOCIATION, a banking association organized under the laws of the United States of America (the “Trustee”), will act as Paying Agent and Registrar.  The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice.  The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Indenture.

The Issuer issued the Securities under an Indenture dated as of March 29, 2011 (the “Indenture”), among the Company and the Trustee.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”).  Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.  The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

The Securities are senior unsecured obligations of the Company.  The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness and issue Preferred Stock, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens, make Asset Sales, engage in certain sale and leaseback transactions and engage in certain business activities.  The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the property of the Company.

To guarantee the due and punctual payment of the principal and interest on the Securities and all other amounts payable by the Issuer under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors have jointly and severally unconditionally guaranteed the Obligations on a senior basis pursuant to the terms of the Indenture.

4

5. Redemption.

(a)  Except as set forth below, the Securities may not be redeemable prior to April 1, 2015.  On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption), if redeemed during the 12-month period beginning on or after April 1 of the years set forth below:

Period	Redemption Price
2015	103.938%
2016	101.969%
2017 and thereafter	100.000%

Notwithstanding the foregoing, from and after the Securities Assumption Date and on or prior to April 1, 2014, the Company may redeem up to 35% of the original aggregate principal amount of the Securities issued with the net cash proceeds of a Public Equity Offering conducted after the Closing Date by the Company, at a redemption price equal to 107.875% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that it on or prior to the date of redemption); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Securities originally issued on the Closing Date remains outstanding.  Any such redemption shall be made within 60 days of such Public Equity Offering.

(b)  In accordance with the terms and conditions of the Escrow Agreement, (i) if the conditions to the release of the Escrow Funds are not satisfied on or prior to June 1, 2011, the Company shall redeem all and not less than all of the Securities at the Escrow Redemption Price on June 1, 2011, with notice of such redemption to be provided on such date; and (ii) the Company may, on or prior to June 1, 2011, if the Company determines in its sole discretion that any of the conditions to the Securities Assumption under the Escrow Agreement cannot be satisfied on or prior to June 1, 2011, redeem all and not less than all of Securities at the Escrow Redemption Price no later than June 1, 2011.  In each case, the redemption hereunder shall be made pursuant to the Escrow Agreement.

6. Sinking Fund.

The Securities are not subject to any sinking fund.

5

7. Notice of Redemption.

Notice of redemption pursuant to paragraph 5(a) will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address.  Securities in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000.  If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8. Repurchase of Securities at the Option of Holders upon Change of Control.

Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

9. Denominations; Transfer; Exchange.

The Securities are in registered form without coupons in denominations of $2,000 and whole multiples of $1,000 in excess thereof.  A Holder may transfer or exchange Securities in accordance with the Indenture.  Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

10. Persons Deemed Owners.

The registered Holder of this Security may be treated as the owner of it for all purposes.

11. Unclaimed Money.

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person.  After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

6

12. Discharge and Defeasance.

Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13. Amendment, Waiver.

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be modified or amended without prior notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities.  Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Securities, the Company, the Subsidiary Guarantors and the Trustee may modify or amend the Indenture or the Securities (i) to cure any ambiguity, defect or inconsistency; (ii) to comply with Article V or Section 4.10 of the Indenture; (iii) to evidence and provide for the acceptance of appointment by a successor Trustee; (iv) to add a Subsidiary Guarantor, (v) to permit the consummation of the Escrow Transactions or (vi) to make any change that, in the good faith opinion of the Board of Directors, does not materially and adversely affect the rights of any Securityholder.

14. Defaults and Remedies.

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, subject to certain limitations, may declare all the Securities to be immediately due and payable.  Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture.  The Holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

7

15. Trustee Dealings with the Company.

Subject to certain limitations imposed by the TIA,  the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16. No Recourse Against Others.

An incorporator, director, officer, employee, stockholder, controlling Person or any successor thereof as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Securityholder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

17. Authentication.

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18. Abbreviations.

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19. Governing Law.

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

20. CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders.  No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

8

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

_________________________________________________
(Print or type assignee’s name, address and zip code)

_________________________________________________
(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                           agent to transfer this Security on the books of the Company.  The agent may substitute another to act for him.

___________________________________________________________

[In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date on which the Shelf Registration Statement referred to in the Registration Rights Agreement is declared effective or (ii) the end of the period referred to in the second sentence of Rule 144(b)(1)(i) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

Check One

☐ (a)	this Security is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder,
or

☐ (b)	this Security is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.06 of Appendix A to the Indenture shall have been satisfied.]4

_________________________
4 To be removed for Exchange Securities.

9

Date: ________________

Signature: __________________________

___________________________________________________________
(Sign exactly as your name appears on the other side of this Security.  Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.)

[TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
NOTICE: To be executed by an executive officer]5

_____________________
5 To be removed for Exchange Securities.

10

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.07 (Asset Sale) or 4.13 (Change of Control) of the Indenture, check the box:  □

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.07 or 4.13 of the Indenture, state the amount:  $

Date: __________________ Your Signature: __________________

(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee: ____________________________________________________
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

11

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $[        ].  The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

12

ANNEX A

Form of Certificate to Be
Delivered in Connection with
Transfers to Non-QIB Accredited Investors

                    ,
U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota 55107
Attention:  Corporate Trust Department

Re:	James River Escrow Inc. (the “Company”)6
7.875% Senior Notes due 2019 (the “Securities”)

Dear Sirs:

In connection with our proposed purchase of $                     aggregate principal amount of the Securities, we confirm that:

1.  We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture, dated as of March 29, 2011 (as amended and supplemented from time to time, the “Indenture”), relating to the Securities, and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.  We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

_____________________________
6 Change to James River Coal Company after effectiveness of the Securities Assumption.

A-1

3.  We understand that, on any proposed resale of any Securities, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

4.  We are an institutional “accredited investor” (as defined in Rule 501(a)(l), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.  We are acquiring the Securities purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferee]

by

Authorized Signature

A-2

ANNEX B

Form of Certificate to Be Delivered in
Connection with Transfers Pursuant to Regulation S

                    ,
U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota 55107
Attention:  Corporate Trust Department

Re:	James River Coal Inc. (the “Company”)7
7.875% Senior Notes due 2019 (the “Securities”)

Dear Sirs:

In connection with our proposed sale of U.S.$                     aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1) the offer of the Securities was not made to a person in the United States;

(2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

(3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferee]

by

Authorized Signature

___________________
7 Change to James River Coal Company after effectiveness of the Securities Assumption.

B-1

EXHIBIT A

FORM OF SECURITIES ASSUMPTION SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of                                 , among JAMES RIVER ESCROW INC., a Delaware corporation (the “Issuer”), JAMES RIVER COAL COMPANY, a Virginia corporation (“Parent”), BDCC HOLDING COMPANY, INC., a Delaware corporation, BELL COUNTY COAL CORPORATION, a Delaware corporation, BLEDSOE COAL CORPORATION, a Kentucky corporation, BLEDSOE COAL LEASING COMPANY, a Delaware corporation, BLUE DIAMOND COAL COMPANY, a Delaware corporation, EOLIA RESOURCES, INC., a North Carolina corporation, JAMES RIVER COAL SALES, INC., a Delaware corporation, JAMES RIVER COAL SERVICE COMPANY, a Kentucky corporation, JOHNS CREEK COAL COMPANY, a Tennessee corporation, JOHNS CREEK ELKHORN COAL CORPORATION, a Delaware corporation, JOHNS CREEK PROCESSING COMPANY, a Delaware corporation, LEECO, INC., a Kentucky corporation, MCCOY ELKHORN COAL CORPORATION, a Kentucky corporation, SHAMROCK COAL COMPANY, INCORPORATED, a Delaware corporation, TRIAD MINING INC., an Indiana corporation, TRIAD UNDERGROUND MINING, LLC, an Indiana limited liability company, and INTERNATIONAL RESOURCE PARTNERS LP, a Delaware limited partnership, INTERNATIONAL RESOURCES HOLDINGS I LLC, a Delaware limited liability company, IRP WV CORP., a Delaware corporation, INTERNATIONAL RESOURCES HOLDINGS II LLC, a Delaware limited liability company, INTERNATIONAL RESOURCES, LLC, a West Virginia limited liability company, HAMPDEN COAL COMPANY, LLC, a West Virginia limited liability company, ROCKHOUSE CREEK DEVELOPMENT, LLC, a West Virginia limited liability company, CHAFIN BRANCH COAL COMPANY, LLC, a West Virginia limited liability company, SNAP CREEK MINING, LLC, a West Virginia limited liability company, LOGAN & KANAWHA COAL CO., LLC, a West Virginia limited liability company, IRP KENTUCKY LLC, a Kentucky limited liability company, LAUREL MOUNTAIN RESOURCES LLC, a Kentucky limited liability company, BUCK BRANCH RESOURCES LLC, a Kentucky limited liability company (collectively, the “Initial Subsidiary Guarantors”) and U.S. BANK NATIONAL ASSOCIATION, as trustee under the indenture referred to below (the “Trustee”).

RECITALS

WHEREAS, the Issuer has heretofore duly executed and delivered to the Trustee an Indenture, dated as of March 29, 2011, providing for an initial issuance of $275.0 million aggregate principal amount of its 7.875% Senior Notes due 2019 (the “Securities”);

WHEREAS, Section 4.16 of the Indenture provides that, in order to effectuate the Securities Assumption, the Issuer, Parent and the Initial Subsidiary Guarantors shall execute and deliver to the Trustee, and the Trustee shall execute, this Supplemental Indenture pursuant to which (i) Parent shall unconditionally assume all of the Issuer’s obligations and agreements in respect of the Securities and under the Indenture and (ii) the Initial Subsidiary Guarantors shall unconditionally guarantee all of Parent’s obligations in respect of the Securities and under the Indenture, under on the terms and conditions set forth herein;

A-1

WHEREAS, pursuant to Section 9.01 of the Indenture, the Issuer, Parent, the Initial Subsidiary Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, all acts and requirements necessary to make this Supplemental Indenture the legal, valid and binding obligations of Parent and the Initial Subsidiary Guarantors have been done;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1.  Capitalized Terms.  Capitalized terms used in this Supplemental Indenture (including the recitals hereto) without definition shall have the meanings set forth in the Indenture.

2.  Agreement to Assume Obligations.  Parent hereby agrees to assume unconditionally all of the Issuer’s obligations and agreements in respect of the Securities and under the Indenture on the terms and subject to the conditions set forth in Section 4.16 of the Indenture, to be bound by all other applicable provisions of the Indenture and the Securities, and to perform all of the obligations and agreements of the Issuer in respect of the Securities and under the Indenture.

3.  Notices.  All notices or other communications to Parent or any Initial Subsidiary Guarantor shall be given as provided in Section 11.02 of the Indenture.

[4.  Release of Obligations of the Escrow Issuer.  The Issuer hereby acknowledges and agrees to the provisions of Section 2 of this Supplemental Indenture. On the terms and subject to the conditions set forth in Section 4.16 of the Indenture, upon the execution of this Supplemental Indenture by the Issuer, Parent and the Trustee, the Issuer is unconditionally and irrevocably released and discharged from all obligations, agreements and liabilities as issuer of the Securities in respect of the Securities and under the Indenture.]8

5.  Agreement to Guarantee.  The Initial Subsidiary Guarantors hereby agree, jointly and severally with all other Subsidiary Guarantors, to unconditionally guarantee the Company’s obligations under the Securities on the terms and subject to the conditions set forth in Article X of the Indenture and to be bound by all other applicable provisions of the Indenture.

________________________
8 James River Escrow Inc. will become a Subsidiary Guarantor upon the Securities Assumption unless, in connection with the Securities Assumption, it is (i) dissolved, with all of its assets transferred to Parent or a Subsidiary Guarantor, or (ii) merged with and into Parent or a Subsidiary Guarantor, with Parent or such Subsidiary Guarantor, as the case may be, as the continuing Person.

A-2

6.  Ratification of Indenture; Supplemental Indenture Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

7.  Trustee’s Disclaimer.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.  The recitals and the statements herein are deemed to be those of the Issuer and Parent and not of the Trustee.

8.  Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

9.  Counterparts.  This Supplemental Indenture may be executed in two or more counterparts, all of which shall be considered one and the same agreement.

10.  Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction thereof.

11.  Conflict with the Trust Indenture Act.  If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939 (the “TIA”) that is required under the TIA to be part of and govern any provision of this Supplemental Indenture, the provision of the TIA shall control.  If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture.

A-3

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

The Issuer:

JAMES RIVER ESCROW INC.

by

Name:
Title:

Parent:

JAMES RIVER COAL COMPANY

by

Name:
Title:

The Trustee:

U.S. BANK NATIONAL ASSOCIATION

by

Name:
Title:

A-4

The Subsidiary Guarantors:

BDCC HOLDING COMPANY, INC.
BELL COUNTY COAL CORPORATION
BLEDSOE COAL CORPORATION
BLEDSOE COAL LEASING COMPANY
BLUE DIAMOND COAL COMPANY
EOLIA RESOURCES, INC.
JAMES RIVER COAL SALES, INC.
JAMES RIVER COAL SERVICE COMPANY
[JAMES RIVER ESCROW INC.]9
JOHNS CREEK COAL COMPANY
JOHNS CREEK ELKHORN COAL CORPORATION
JOHNS CREEK PROCESSING COMPANY
LEECO, INC.
MCCOY ELKHORN COAL CORPORATION
SHAMROCK COAL COMPANY, INCORPORATED
TRIAD MINING, INC.
TRIAD UNDERGROUND MINING, LLC

On behalf of each of the above named entities,

By: _________________________________
Name:
Title:

______________________
9 James River Escrow Inc. will become a Subsidiary Guarantor upon the Securities Assumption unless, in connection with the Securities Assumption, it is (i) dissolved, with all of its assets transferred to Parent or a Subsidiary Guarantor, or (ii) merged with and into Parent or a Subsidiary Guarantor, with Parent or such Subsidiary Guarantor, as the case may be, as the continuing Person.

A-5

INTERNATIONAL RESOURCE PARTNERS LP
INTERNATIONAL RESOURCES HOLDINGS I LLC
IRP WV CORP.
INTERNATIONAL RESOURCES HOLDINGS II LLC
INTERNATIONAL RESOURCES, LLC
HAMPDEN COAL COMPANY, LLC
ROCKHOUSE CREEK DEVELOPMENT, LLC
CHAFIN BRANCH COAL COMPANY, LLC
SNAP CREEK MINING, LLC
LOGAN & KANAWHA COAL CO., LLC
IRP KENTUCKY LLC
LAUREL MOUNTAIN RESOURCES LLC
BUCK BRANCH RESOURCES LLC

On behalf of each of the above named entities,

By: ___________________________________
Name:
Title:

A-6

EXHIBIT B

FORM OF ADDITIONAL GUARANTOR SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of          ,      , among [GUARANTOR] (the “New Subsidiary Guarantor”), a subsidiary of JAMES RIVER COAL COMPANY (or its successor), a Virginia corporation (the “Company”), JAMES RIVER COAL COMPANY , on behalf of itself and the Subsidiary Guarantors (the “Existing Subsidiary Guarantors”) under the indenture referred to below, and U.S. BANK NATIONAL ASSOCIATION, a banking association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Company and the Existing Subsidiary Guarantors have heretofore executed and delivered to the Trustee an Indenture (the “Indenture”) dated as of March 29, 2011 , providing for the issuance of an unlimited amount of 7.875% Senior Notes due 2019 (the “Securities”);

WHEREAS Section 4.10 of the Indenture provides that under certain circumstances the Company is required to cause the New Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantor shall unconditionally guarantee all the Company’s obligations under the Securities pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Existing Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Company, the Existing Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

1.  Agreement to Guarantee.  The New Subsidiary Guarantor hereby agrees, jointly and severally with all other  Subsidiary Guarantors, to unconditionally guarantee the Company’s obligations under the Securities on the terms and subject to the conditions set forth in Article X of the Indenture and to be bound by all other applicable provisions of the Indenture.

2.  Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

B-1

3.  Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4.  Trustee Makes No Representation.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

5.  Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

6.  Effect of Headings.  The Section headings herein are for convenience only and shall not effect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW SUBSIDIARY GUARANTOR],
by

Name:
Title:

JAMES RIVER COAL COMPANY,
by

Name:
Title:

[SUBSIDIARY GUARANTORS],
By

Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as trustee,
By

Name:
Title:

B-2